As filed with the Securities and Exchange Commission on November 15, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SANGOMA TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
Ontario, Canada
(Province or other jurisdiction of incorporation or organization)
7370
(Primary Standard Industrial Classification Code Number, if applicable)
Not applicable
(I.R.S. Employer Identification No., if applicable)
100 Renfrew Drive, Suite 100
Markham, Ontario, L3R 9R6
Tel: 905-474-1990
Attention: David Moore
(Address and telephone number of Registrant’s principal executive offices)
CT Corporation System
28 Liberty St., New York, New York 10005
Tel: (212) 894-8940
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Christopher J. Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 Tel: 212-373-3000	Charlie Malone Wildeboer Dellelce LLP 365 Bay Street, Suite 800 Toronto Ontario M5H 2V1 Tel: 416-361-3121	Ryan J. Dzierniejko Michael J. Hong Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY, 10001-8602 Tel: 212-735-3000	Michael Hickey Blake, Cassel & Graydon LLP 199 Bay Street, Suite 4000 Commerce Court West Toronto ON M5L 1A9 Tel: 416-863-4318
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box below):
A.   ☐
upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.   ☒
at some future date (check the appropriate box below):

1.   ☐
pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.   ☐
pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.   ☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.   ☒
after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.   ☒
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee(2)
Common Shares, no par value
Debt Securities
Warrants
Subscription Receipts
Units
Total	US$	160,616,769	(3)	US$	160,616,769	US$	14,889.17

(1)
There are being registered under this Registration Statement such indeterminate number of Common Shares, debt securities, warrants, subscription receipts and/or units comprised of one or more securities of the Registrant listed above in any combination as shall have an aggregate initial offering price of up to US$160,616,769 (C$200,000,000, based on the daily exchange rate on November 10, 2021, as reported by the Bank of Canada, for the conversion of U.S. dollars into Canadian dollars of US$1.00 equals C$1.2452). The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in Canadian dollars.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)
The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended (the “Act”) or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Subject to completion, dated November 15, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
TO THE SHORT FORM BASE SHELF PROSPECTUS DATED NOVEMBER 12, 2021
New Issue	November , 2021
SANGOMA TECHNOLOGIES CORPORATION
US$
5,500,000 Common Shares
This offering (the “Offering”) is the initial public offering of common shares (the “Common Shares”) of Sangoma Technologies Corporation (the “Company” or “Sangoma”, “we”, “us” or “our”) in the United States and a new issue of Common Shares in Canada by the Company. This prospectus supplement (the “Prospectus Supplement”) of the Company, together with the accompanying short form base shelf prospectus dated November 12, 2021 to which it relates (the “Base Shelf Prospectus” and, together with the Prospectus Supplement, the “Prospectus”), qualifies the distribution of 5,500,000 Common Shares (the “Initial Common Shares”) of the Company at a price of US$        per Initial Common Share (the “Offering Price”). See “Description of Securities Being Distributed” and “Plan of Distribution”.
Investing in the Common Shares involves significant risk. Prospective investors should consider the risks outlined in this Prospectus Supplement, the accompanying Base Shelf Prospectus and in the documents incorporated by reference herein and therein. See “Note Regarding Forward-Looking Statements” and “Risk Factors”.

Price: US$      per Initial Common Share

	Price to the Public	Underwriters’ Fee(1)	Net Proceeds of the Offering to the Company(2)
Per Initial Common Share	US$	US$	US$
Total(3)	US$	US$	US$

(1)
The Company has agreed to pay the Underwriters a cash fee (the “Underwriters’ Fee”) equal to     % of the gross proceeds from the Offering (including any gross proceeds resulting from the exercise of the Over-Allotment Option (as defined herein)). See “Plan of Distribution”.

(2)
After deducting the Underwriters’ Fee but before deducting expenses of the Offering payable by the Company that are estimated to be $   .

(3)
The Company has granted the Underwriters an option (the “Over-Allotment Option”), exercisable in whole or in part at any time until the date that is 30 days following the Closing Date (as defined herein), to purchase up to an additional 825,000 common shares of the Company (the “Additional Common Shares” and, together with the Initial Common Shares, the “Offered Common Shares”) on the same terms as set forth above solely to cover over-allotments, if any and for market stabilization purposes. If the Over-Allotment Option is exercised in full, the total price to the public, the Underwriters’ Fee and the net proceeds to the Company (before payment of the expenses of the Offering) will be US$       , US$      and US$        , respectively. A purchaser who acquires Additional Common Shares forming part of the Underwriters’ over-allocation position acquires those Additional Common Shares under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purposes. See “Plan of Distribution”.

Morgan Stanley	BMO Capital Markets	William Blair	Canaccord Genuity
(Joint Book-Running Managers)
Needham & Company
(Lead Manager)
Northland Capital Markets	Cormark Securities
(Co-Managers)

The Offering is being made concurrently in Canada under the terms of this Prospectus Supplement and in the United States under the terms of our registration statement on Form F-10 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”).
We will use the net proceeds from the Offering as described in this Prospectus Supplement. See “Use of Proceeds”.
The Company’s outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the trading symbol “STC”. The closing price of the Common Shares on the TSX on November 12, 2021, the last trading day prior to the filing of this Prospectus Supplement, was C$28.49 or US$22.68 (based on the daily exchange rate for the U.S. dollar in terms of Canadian dollars, as reported by the Bank of Canada, of C$1.00 = US$0.7959). The Company’s outstanding Common Shares were approved for listing on the Nasdaq Global Select Market (“Nasdaq”) under the trading symbol “SANG” on November 11, 2021. We have applied to list the Initial Common Shares and the Additional Common Shares (as defined below) to be issued by the Company if the Over-Allotment Option (as defined below) is exercised in full on the TSX and the Nasdaq. Listing is subject to our fulfillment of all of the listing requirements of the TSX and Nasdaq, respectively.
Unless otherwise indicated, all references to “Offered Common Shares” in this Prospectus include any Additional Common Shares issued upon any exercise of the Over-Allotment Option.
All dollar amounts in this Prospectus Supplement are in United States dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information” in the accompanying Base Shelf Prospectus.
The Offered Common Shares are being offered in the provinces of Canada other than Québec by Morgan Stanley Canada Limited, BMO Nesbitt Burns Inc., Canaccord Genuity Corp. and Cormark Securities Inc. (collectively, the “Canadian Underwriters”) and in the United States by Morgan Stanley & Co. LLC, BMO Capital Markets Corp., William Blair & Company, L.L.C., Canaccord Genuity LLC, Needham & Company, LLC, Northland Securities, Inc. and Cormark Securities (USA) Limited (collectively, the “U.S. Underwriters”, and together with the Canadian Underwriters, the “Underwriters”) pursuant to an underwriting agreement dated         November         , 2021 (the “Underwriting Agreement”). Each of William Blair & Company, L.L.C., Needham & Company, LLC and Northland Securities, Inc.is not registered to sell securities in any Canadian jurisdiction and, accordingly, will not, directly or indirectly, solicit offers to purchase, sell or distribute the Offered Common Shares in Canada and will act as an underwriter for us only in respect of the offer, sale and distribution of the Offered Common Shares in the United States. See “Plan of Distribution”.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES OR FOREIGN COMMISSION OR REGULATORY AUTHORITY NOR HAVE THESE AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This Offering is made in the United States by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus Supplement and the accompanying Base Shelf Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).
Prospective investors should be aware that the acquisition of Offered Common Shares may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, Canada or the United States may not be described fully herein. See “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations”.
The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under and governed by the Business Corporations Act (Ontario) (the “OBCA”), that most of our directors and officers reside principally in Canada, that some of the Underwriters or experts named in the Registration Statement (as defined herein) may be residents of a foreign country, and that all or a substantial portion of our assets and the assets of said persons may be located outside the United States. See “Enforcement of Civil Liabilities”.
Each of BMO Nesbitt Burns Inc. and BMO Capital Markets Corp. is a subsidiary of a Canadian chartered bank (the “Lender”), which Lender and certain of its subsidiaries is a principal lender in connection with our credit facility under a certain syndicated loan agreement entered into on October 17, 2019, as amended on March 31, 2021 (the “Credit Agreement”). Consequently, we may be considered a “connected issuer” of each of BMO Nesbitt Burns Inc. and BMO Capital Markets Corp. within the meaning of
(ii)

applicable securities legislation. As at the date of this Prospectus Supplement, we have outstanding indebtedness to the Lender in the amounts of $35,662,500. See “Plan of Distribution — Relationship Between the Company and Certain Underwriters”.
The Underwriters, as principals, conditionally offer the Offered Common Shares qualified under this Prospectus Supplement and the Base Shelf Prospectus, subject to prior sale, when, as and if delivered by us to the Underwriters and accepted by them subject to the conditions contained in the Underwriting Agreement, as described under “Plan of Distribution”.
Certain legal matters relating to Canadian law with respect to the Offering will be passed upon on our behalf by Wildeboer Dellelce LLP and on behalf of the Underwriters by Blake, Cassels & Graydon LLP. Certain legal matters relating to United States law with respect to the Offering will be passed upon on our behalf by Paul, Weiss, Rifkind, Wharton & Garrison LLP and on behalf of the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. See “Legal Matters”.
Subject to applicable laws, the Underwriters may, in connection with this Offering, over-allot or effect transactions that stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail on the open market. Such transactions, if commenced, may be discontinued at any time. After the Underwriters have made reasonable efforts to sell the Initial Common Shares at the Offering Price, the Underwriters may offer the Initial Common Shares to the public at prices lower than the Offering Price. See “Plan of Distribution”.
Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Closing of the Offering is expected to take place on or about         , 2021 (the “Closing Date”), or such earlier or later date as we and the Underwriters may agree, but in any event no later than         , 2021.
It is expected that we will arrange for the instant deposit of the Offered Common Shares under the book-based system of registration, to be registered to The Depository Trust Company (“DTC”) or its nominee and deposited with DTC on the Closing Date, or as may otherwise be agreed to between us and the Underwriters. In the case of certain Canadian purchasers, we may alternatively arrange for the electronic deposit of the Offered Common Shares distributed under the Offering under the book-based system of registration, to be registered in the name of CDS Clearing and Depository Services Inc. (“CDS”) or its nominee and deposited with CDS on the Closing Date. No certificates evidencing the Offered Common Shares will be issued to purchasers of the Offered Common Shares. Purchasers of the Offered Common Shares will receive only a customer confirmation from the Underwriter or other registered dealer from or through whom a beneficial interest in the Offered Common Shares is purchased. See “Plan of Distribution”.
Two of our directors, Norman Worthington and Marc Lederman, reside outside of Canada. These individuals have appointed Wildeboer Dellelce Corporate Services Inc., Wildeboer Dellelce Place, Suite 800, 365 Bay Street, Toronto, Ontario M5H 2V1 as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. See “Enforcement of Judgments Against Foreign Persons”.
The head and registered office of the Company is located at 100 Renfrew Drive, Suite 100, Markham, Ontario L3R 9R6.
(iii)

PROSPECTUS SUPPLEMENT
BASE SHELF PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE SHELF PROSPECTUS
This document is comprised of two parts. The first part is this Prospectus Supplement, which describes the specific terms of this Offering and adds to and updates certain information contained in the Base Shelf Prospectus and the documents incorporated by reference therein. The second part is the accompanying Base Shelf Prospectus, which provides more general information about the Company, its business and offerings it may undertake, some of which may not apply to the Offered Common Shares. Capitalized terms or abbreviations used in this Prospectus Supplement that are not defined herein have the meanings ascribed thereto in the Base Shelf Prospectus.
You should rely only on the information contained in this Prospectus or incorporated by reference into the Prospectus. The Company has not, and the Underwriters have not, authorized anyone to provide you with different or additional information. The Company is not, and the Underwriters are not, making an offer to sell the Offered Common Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in the Prospectus or any documents incorporated by reference into the Prospectus, is accurate as of any date other than the date on the front of those documents as the Company’s business, operating results, financial condition and prospects may have changed since that date.
Unless otherwise noted or the context otherwise requires, all references in this Prospectus to the “Company” refer to Sangoma Technologies Corporation and its subsidiary entities, on a consolidated basis.
In this Prospectus Supplement, unless otherwise indicated, all dollar amounts and references to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. This Prospectus Supplement, the Base Shelf Prospectus and the documents incorporated by reference herein and therein, contain translations of certain Canadian dollar amounts into U.S. dollars solely for your convenience. See “Currency Presentation and Exchange Rate Information”.
On November 2, 2021, we completed a share consolidation on the basis of a consolidation ratio of 7:1. Our post-consolidation Common Shares began trading on the TSX on November 8, 2021. Historical trading prices and volumes set out in this Prospectus Supplement have been amended to reflect the 7:1 consolidation. See “Summary Description of the Business — Recent Developments — Share Consolidation”.
Unless otherwise indicated, information contained in this Prospectus Supplement assumes or reflects no exercise of the Over-Allotment Option and no exercise of outstanding stock options.
This Prospectus Supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus Supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus, including the documents incorporated by reference herein, contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information included in this Prospectus and in the documents incorporated by reference herein may contain forward-looking information pertaining to, but not limited to, the completion of the Offering and timing thereof; the expenses of the Offering; the amount and use of the net proceeds from the Offering; the exercise of the Over-Allotment Option and the use of the net proceeds therefrom; and statements relating to our financial outlook and anticipated events or results and may include information regarding our financial position, business strategy, growth strategies, addressable markets, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate is forward-looking information.
In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved” and the negative of these terms and similar terminology. In addition, any statements in this Prospectus or in the documents incorporated by reference herein that refer to expectations, intentions, projections or other characterizations of future events or circumstances, comprise forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances as at the date such statements are made. This forward-looking information includes, among other things, statements relating to: the timing of obtaining all required regulatory approvals, including the TSX and Nasdaq, with respect to the Offering; the use of the net proceeds of the Offering by the Company, including the use of net proceeds from the exercise of the Over-Allotment Option; expectations regarding industry trends; our growth rates and growth strategies; addressable markets for our products and services; the achievement of advances in and expansion of our products and services; expectations regarding our revenue and the revenue generation potential of our products and services; our business plans and strategies; and our competitive position in our industry.
The forward-looking information included in this Prospectus and in the documents incorporated by reference herein reflect the Company’s current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies, many of which, with respect to future events, are subject to change. Some of the risks and other factors which could cause results to differ materially from those expressed in the forward-looking information contained herein include, but are not limited to, the Company will have discretion with respect to the use of proceeds of this Offering; completion of the Offering is subject to conditions; and the market price of the Common Shares may be volatile which may affect the ability to sell at an advantageous price.
Forward-looking information is necessarily based on a number of opinions, estimates and assumptions that we considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including but not limited to the “Risk Factors” section of our Annual Information Form, as well as those contained or incorporated in the Base Shelf Prospectus and this Prospectus Supplement. Our Annual Information Form and other filings with securities commissions or similar authorities in Canada and the United States are available under our profile on SEDAR (as defined below) at www.sedar.com and our profile on EDGAR (as defined below) at www.sec.gov.
If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail in the documents incorporated by reference herein should be considered carefully by prospective investors.
Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. No forward-looking information is a guarantee of future results.
This Prospectus may contain forward-looking statements that may constitute “future-oriented financial information” or “financial outlook information” (collectively, “FOFI”) and such information has been prepared by the Company to provide reasonable estimates and to provide an outlook of Sangoma’s activities and results. Accordingly, such information may not be appropriate for other purposes. Actual results of operations and the resulting financial results may vary materially from the amounts set forth in any FOFI. Any FOFI speaks only as of the date on which it is made and, except as may be required by applicable securities laws, we disclaim any intent or obligation to update any FOFI, whether as a result of new information, future events or results or otherwise.

Accordingly, prospective investors should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this Prospectus and in the documents incorporated by reference herein represents our expectations as of the date hereof or as of the date it is otherwise stated to be made, as applicable, and is subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws.
All of the forward-looking information contained in this Prospectus and in the documents incorporated by reference herein is expressly qualified by the foregoing cautionary statements.
DOCUMENTS INCORPORATED BY REFERENCE
This Prospectus Supplement is deemed to be incorporated by reference into the Base Shelf Prospectus as of the date hereof and only for the purposes of the Offering. As of the date hereof, the following documents filed with the securities commissions or similar authorities in each of the provinces of Canada are specifically incorporated by reference into and form an integral part of the Prospectus:
(a)
the annual information form of the Company dated October 28, 2021 for the year ended June 30, 2021 (the “Annual Information Form”);

(b)
the audited consolidated financial statements of the Company for the years ended June 30, 2021 and 2020, together with the notes thereto and the auditors’ report thereon (the “2021 Audited Financial Statements”);

(c)
management’s discussion and analysis of financial condition and results of operations of the Company for the fiscal year ended June 30, 2021;

(d)
the unaudited condensed consolidated interim financial statements of the Company for the three months ended September 30, 2021, together with the notes thereto (the “Q1 2022 Financial Statements”);

(e)
management’s discussion and analysis of financial condition and results of operations of the Company for the three month period ended September 30, 2021 (“Q1 2022 MD&A”);

(f)
the management information circular of the Company dated August 25, 2021 prepared in connection with the annual and special meeting of shareholders of the Company held on September 23, 2021;

(g)
the business acquisition report dated June 14, 2021 prepared in connection with the completion of the StarBlue Acquisition (as defined herein);

(h)
the management information circular of the Company dated February 26, 2021 prepared in connection with the special meeting of shareholders of the Company held on March 29, 2021 regarding the StarBlue Acquisition except Appendix B and all references to or summaries of the fairness opinion forming such Appendix included or incorporated by reference therein;

(i)
the management information circular of the Company dated November 12, 2020 prepared in connection with the annual and special meeting of shareholders of the Company held on December 17, 2020; and

(j)
the material change report of the Company dated November 8, 2021 regarding the implementation of the Company’s consolidation of Common Shares on the basis of a consolidation ratio of 7:1.

Any documents of the type required by National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus, including those types of documents referred to above and including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements (in each case, including any applicable exhibits containing updated earnings coverage information) and the independent auditor’s report thereon, management’s discussion and analysis and information circulars of the Company if filed by the Company with the provincial securities commissions or similar authorities in Canada after the date of this Prospectus Supplement and prior to the completion or termination of the Offering shall be deemed to be incorporated by reference into the Prospectus for purposes of the Offering. In addition, all documents filed on or furnished under Form 6-K or Form 40-F by the Company with the SEC on or after the date of this Prospectus Supplement shall be deemed to be incorporated by reference into the Registration Statement of which this Prospectus Supplement forms a part of, if and to the extent, in the case of any Report on Form 6-K, expressly provided in such document.
Documents referenced in any of the documents incorporated by reference in the Prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference in this Prospectus are not incorporated by reference in this Prospectus. These documents are available through the internet on the System for Electronic Document Analysis and Retrieval (“SEDAR”) which can be accessed at www.sedar.com and on the SEC’s Electronic Data Gathering Analysis, and Retrieval System (“EDGAR”) at www.sec.gov. References to the Company’s website in this Prospectus and in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and the Company disclaims any such incorporation by reference.
Any statement contained in the Prospectus or in a document incorporated or deemed to be incorporated by reference into the Prospectus shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference into the Prospectus modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the Prospectus.
Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of the Company at 100 Renfrew Drive, Suite 100, Markham, Ontario L3R 9R6, telephone (905) 474-1990 extension 4107.
U.S. REGISTRATION STATEMENT
The Offering is being made concurrently in Canada pursuant to this Prospectus Supplement and the accompanying Base Shelf Prospectus and in the United States pursuant to the Registration Statement filed with the SEC under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). This Prospectus Supplement and the accompanying Base Shelf Prospectus do not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC.
MARKETING MATERIALS
Before filing the final Prospectus Supplement in respect of the Offering, we and the Underwriters intend to hold road shows that potential investors in the United States and in certain of the provinces of Canada will be able to attend.
In doing so, we and the Canadian Underwriters are relying on a provision in applicable Canadian securities legislation that allows issuers in certain U.S. cross-border offerings to not have to file marketing materials relating to those road shows on SEDAR or include or incorporate by reference those marketing materials in the final prospectus supplement in respect of the offering. To rely on this exemption, we and the Canadian Underwriters must give contractual rights to Canadian investors in the event the marketing materials contain a misrepresentation.
Accordingly, the Canadian Underwriters, in signing the certificate to be contained in the final prospectus supplement, and we, in signing the certificate contained in the Base Shelf Prospectus, in respect of the Offering have agreed that in the event the marketing materials relating to the road shows described above contain a misrepresentation (as defined in securities legislation in each of the provinces of Canada, other than Québec), a purchaser resident in a province of Canada, other than Québec, who was provided with those marketing materials in connection with the road shows and who purchases Offered Common Shares under the Prospectus Supplement during the period of distribution shall have, without regard to whether the purchaser relied on the misrepresentation, rights against us and each such Canadian Underwriter with respect to the misrepresentation which are equivalent to the rights under the securities legislation of the jurisdiction of Canada where the purchaser is resident, subject to the defenses, limitations and other terms of that legislation, as if the misrepresentation was contained in the Prospectus Supplement in respect of the Offering.
However, this contractual right does not apply (i) to the extent that the contents of the marketing materials relating to the road shows have been modified or superseded by a statement in the Prospectus Supplement in respect of this Offering, and (ii) to any “comparables” as such term is defined in National Instrument  41-101 — General Prospectus Requirements in the marketing materials provided in accordance with applicable securities legislation.
NON-IFRS FINANCIAL MEASURES
This Prospectus Supplement, the Base Shelf Prospectus and the documents incorporated by reference herein and therein make reference to certain non-IFRS measures, including references to Rule of 40, organic revenue growth, Annualized Q1 FY2022 Adjusted EBITDA, Annualized Q1 FY2022 Gross Profit, Annualized Q1 FY2022 Revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. These measures are not recognized measures under IFRS and do not have a standardized meaning prescribed by IFRS and are therefore not necessarily comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of our results of operations from management’s perspective. Accordingly, these measures should not be considered in isolation nor as a substitute for analysis of our financial information reported under IFRS. These non-IFRS measures and metrics are used to provide investors with supplemental measures of our operating performance and liquidity and thus highlight trends in our business that may not otherwise be apparent when relying solely on IFRS measures. We also believe that securities analysts, investors and other interested parties frequently use non-IFRS measures in the evaluation of companies in our industry. Management also uses non-IFRS measures in order to facilitate operating performance comparisons from period to period, the preparation of annual operating budgets and forecasts and to determine components of executive compensation.
Set out in the table below is the pro forma Adjusted EBITDA reconciliation (expressed in thousands of US$) for the Company and Star2Star Communications, LLC, a subsidiary of StarBlue:
	Year Ended June 30, 2021	Three Months Ended September 30, 2021
Net Income (Loss)	$7,102	$(2,301)
Add (Deduct):
Tax	$6,322	$(292)
Interest Income	$(38)	—
Interest Expense	$1,712	$656
Share-based compensation	$3,759	$2,119
Depreciation of property and equipment	$1,759	$443
Depreciation of right-of-use assets	$3,045	$730
Amortization of intangibles	$13,322	$7,655
Integration expenses	—	$836
Business acquisition expenses	$3,887	—
Change in Fair Value of Consideration Payable	$(4,167)	$247
Adjusted EBITDA	$36,703	$10,093

MARKET AND INDUSTRY DATA
Market and industry data presented throughout this Prospectus Supplement, the accompanying Base Shelf Prospectus and/or the documents incorporated by reference herein or therein was obtained from third-party sources and industry reports, publications, websites and other publicly available information, including industry and other data prepared by us or on our behalf on the basis of our knowledge of the markets in which we operate.
We believe that the market and economic data presented throughout this Prospectus Supplement, the accompanying Base Shelf Prospectus and/or the documents incorporated by reference herein or therein is accurate and, with respect to data prepared by us or on our behalf, that our estimates and assumptions are currently appropriate and reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data presented throughout this Prospectus Supplement, the accompanying Base Shelf Prospectus and/or the documents incorporated by reference herein or therein are not guaranteed and none of us or any of the Underwriters makes any representation as to the accuracy of such data. Actual outcomes may vary materially from those forecast in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe it to be reliable, none of us or any of the Underwriters has independently verified any of the data from third-party sources referred to in this Prospectus Supplement, the accompanying Base Shelf Prospectus and/or the documents incorporated by reference herein or therein, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, economic and other assumptions relied upon by such sources. Market and economic data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. In addition, certain of these publications, studies and reports were published before the global COVID-19 pandemic and therefore do not reflect any impact of the COVID-19 pandemic on any specific market or globally.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the full informational requirements of the securities commissions or similar regulatory authority in all provinces of Canada. Purchasers are invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian provincial securities commissions or similar regulatory authority. These filings are also electronically available from SEDAR at www.sedar.com and from EDGAR at www.sec.gov. Except as expressly provided herein, documents filed on SEDAR or on EDGAR are not, and should not be considered, part of this Prospectus Supplement or the accompanying Base Shelf Prospectus.
We have filed with the SEC under the U.S. Securities Act the Registration Statement relating to the Offered Common Shares, of which this Prospectus Supplement and the accompanying Base Shelf Prospectus form a part. This Prospectus Supplement and the accompanying Base Shelf Prospectus do not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus Supplement but contained in the Registration Statement are available on the SEC’s website at www.sec.gov.
As a foreign private issuer, we are exempt from the rules under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), prescribing the furnishing and content of proxy statements, and our officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Our reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov, as well as from commercial document retrieval services.

SUMMARY DESCRIPTION OF THE BUSINESS
This summary does not contain all the information that may be important to a prospective investor in deciding whether to invest in the Offered Common Shares. A prospective investor should read the entire Prospectus Supplement, including the section entitled “Risk Factors”, the accompanying Base Shelf Prospectus and any documents incorporated by reference herein and therein, before making such decision.
Overview
Sangoma is a leading cloud communications company that provides a complete range of integrated, in-house developed communications and collaboration solutions for businesses of all sizes. Our extensive products and services portfolio, which management of the Company believes constitutes one of the broadest sets of “…aaS” offerings in the industry, includes, among others, Unified Communications-as-a-Service (UCaaS), Contact Center-as-a-Service (CCaaS), Communications Platform-as-a-Service (CPaaS), Trunking-as-a-Service (TaaS) and Video Meetings-as-a-Service (VMaaS) solutions, all of which are reported within our services revenue. In addition, we offer desk phones, soft phones, and other on-premise products, with corresponding sales reported as part of products revenue. Through our integrated product and services offerings, we believe we can deliver our customers a truly one-stop solution with differentiated functionality, value, and IT management simplicity. By offering cloud, on-premise and hybrid deployment options we can meet the needs of our customers who are not yet comfortable migrating to a fully cloud-based solutions across their entire organizations as well as build relationships with the customers before they decide to migrate to the cloud. Services revenue contributed 70.2% and products revenue contributed 29.8% of our total revenue for the three-month period ended September 30, 2021.
Our growing customer base of over 30,000 businesses as of September 30, 2021 spans from small-office, home-office businesses and medium-sized businesses (SMBs) to leading global enterprises and includes approximately 1 million cloud seats and 2.5 million total seats. The high satisfaction and low churn of our customer base is illustrated by our weighted average customer lifetime of over 7 years in our Star2Star business and our high gross retention rate (calculated by dividing the monthly recurring revenue at the beginning of the period less churn by the monthly recurring revenue at the beginning of the period), which was over 99% over the 12-month period ended June 30, 2021 (pro forma for StarBlue Acquisition). Our customer base is diversified with our largest customer contributing only 4% of our total revenue and the top 10 customers contributing approximately 10% of our total revenue on a pro forma basis for the 12-month period ended June 30, 2021. The end users of our solutions are present in over 150 countries, underscoring the global nature of our customer base. With local personnel in 17 countries, we are positioned as one of the few companies with true, established international presence and well placed to tap into the significant growth opportunity that is available in the international markets where penetration of cloud communications is lower than in the North American market.
We distribute our products and services primarily through a network of over 5,000 channel partners with partner sales contributing approximately 78% and direct sales contributing approximately 22% of our pro forma revenue as of the year ended June 30, 2021. We offer our partners one of the most diverse sets of partner modalities, including agent / master agent, reseller/interconnect, distributor, managed services providers and wholesale/white label models to cater to our partners individual circumstances and preferences. Furthermore, we provide our partners with extensive end-to-end support throughout the customer lifecycle through back-office tools that span training, marketing, quoting, provisioning, onboarding, and customer relationship management functionalities.
We manage the Company based on a “Total Growth Model” whereby we seek to grow both organically and through acquisitions. Our ability to source, finance, close and integrate our acquisitions differentiates us from our competitors as an industry leader in consolidation and has allowed us to successfully acquire 10 companies over the last 10 years, including StarBlue Inc., VoIP Innovations, LLC, Digium, Inc., the converged communications division of Dialogic Corporation, VoIP Supply, LLC, Micro Advantage Inc., Schmooze.Com Inc., .e4, LLC, VegaStream and RockBochs Inc. Furthermore, we have been able to deliver 63% compounded annual revenue growth from the period ended June 30, 2016 until the pro forma period ended June 30, 2021. Our most recent acquisition, StarBlue Inc., which we acquired for a total consideration of US$382 million of which $123 million was cash and the balance through the issuance of 3,018,685 Common Shares at closing (3,142,857 Common Shares less 124,172 Common Shares representing a holdback for indemnification purposes) and the remaining 12,571,428 Common Shares to be issued over fourteen quarters commencing April 2022, was completed on March 31, 2021 (see “Summary Description of the Business — StarBlue Acquisition”). We continue to evaluate opportunities to grow through acquisitions and plan to finance any through a combination of cash, debt, and/or equity issuances.
Another key tenet of our strategy is focusing on achieving profitable growth. This is illustrated by our 72.1% gross profit margin and 19.2% Adjusted EBITDA margin for the three months ended September 30, 2021, both of which are among the highest in the industry. We believe maintaining strong gross profit supports our ability to potentially use debt issuances to finance our acquisitions and provides room to increase our sales and marketing as well as research and development spending to accelerate the growth of the Company. Furthermore, we believe the combination of strong gross profit and Adjusted EBITDA Margin alongside low customer churn results in compelling unit economics, which has the potential to drive value creation for our shareholders as we grow our business. In addition, we believe our improving profitability margin and revenue growth profiles provide us with a pathway to steadily strengthen our “rule of 40” performance, which is measured by organic revenue growth plus Adjusted EBITDA Margin.
Our revenue and Adjusted EBITDA for the 12-month period ended June 30, 2021, pro forma for the StarBlue Acquisition, including Star2Star Communications, LLC, a subsidiary of StarBlue, were $192.9 million and $36.7 million, respectively. While we manage our business as one reportable and operating segment, we provide revenue breakdown between products and services as well as based on geographic location of sales, broken down between (i) USA, (ii) Canada, and (iii) all other countries. Markets outside the United States and Canada contributed 14% of our revenue for the 12-month period ended June 30, 2021 and approximately 8% of our revenue for the 3-month period ended September 30, 2021 which included Star2Star.
Over the period between June 30, 2011 through to the date of this Prospectus Supplement, the enterprise value of the Company has increased approximately 100-fold from approximately C$10 million to approximately C$1 billion (pro forma for the issuance of the Deferred Consideration for the StarBlue Acquisition), and our share price has increased from C$3.64 to C$28.49, an approximately 8-fold increase and represents a 22% share price compounded annual growth rate since June 30, 2011. Despite the significant historical value creation, management of the Company believes the Company is attractively valued compared to its peer group.
Products and Services
We provide a complete range of integrated, in-house developed communications and collaboration solutions for businesses of all sizes. Our extensive services portfolio includes, among others, Unified Communications-as-a-Service (UCaaS), Contact Center-as-a-Service (CcaaS), Communications Platform-as-a-Service (CPaaS), Trunking-as-a-Service (TaaS) and Video Meetings-as-a-Service (VMaaS) solutions, all of which are reported within our services revenue. In addition, we offer desk phones, soft phones, and other on-premise products, with corresponding sales reported as part of our products revenue. We have received recognition of our pioneering innovation in the cloud market which extends to major industry analyst indicators such as inclusion in the Frost Radar North American Hosted IP Telephony and UCaaS Industry reports, the Gartner Magic Quadrant for UCaaS, Worldwide, recognized as an Omdia Top 10 UCaaS Service Provider and ranked the highest in customer satisfaction by Eastern Management Group.

UNIFIED COMMUNICATIONS-AS-A-SERVICE (UCaaS)
Our Unified Communications-as-a-Service solutions are business communication systems with advanced features, such as presence/chat, conferencing, mobility, fax, and more that can be deployed on-premise or hosted in the Cloud, allowing businesses to select the best option to address their needs. Because of their instant messaging capability and mobility features, such as having the business phone number ring on an app on a smartphone and/or desktop, our UCaaS solutions enable end users to work efficiently from home and other remote locations. Our UCaaS solutions fully integrate with our phones, soft clients, and network interoperability products, providing our customers with a fully interoperable and integrated solution from one vendor.
TRUNKING-AS-A-SERVICE (TaaS)
SIP trunks deliver Internet-based telephony services to businesses using their existing internet connection, eliminating the need for customers to invest in separate PSTN or digital telecom connections. SIP trunking is fast becoming the technology of choice to interconnect an IP PBX system to a telephone company. The main drivers for the high popularity of SIP trunking are cost efficiencies from using customers’ existing broadband connections for the connectivity and end-to-end UC features/transparency enabled by the SIP trunking technology. We offer both retail and wholesale SIP Trunking services, which allow our customers to choose the service that best meets their needs. Either service offers Direct Inward Dialing (DID) and number porting.
Retail SIP Trunking
Our retail SIP trunking service, SIPStation, offers predictable monthly expenses with pricing on a per “trunk” basis and seamless integration into our various UC solutions, which makes it easy to get it up and running. SIPStation also provides an integrated fax service option, enabling a customer to send and receive faxes from a web interface or from a local fax machine. Our retail SIP trunking service is primarily used by our SMB customers.
Wholesale SIP Trunking
Our wholesale SIP trunking pricing is usage-based but with a larger monthly minimum commitment than in our retail SIP trunking service. The service includes origination, termination, SMS/MMS, e911, and fraud mitigation. Our wholesale SIP trunking service is mostly used by our large enterprise customers or service providers who resell SIP trunks.
CONTACT CENTER-AS-A-SERVICE (CcaaS)
Contact Center-as-a-Service (CcaaS) is our cloud-based contact center and customer engagement solution. We provide our CcaaS solutions in conjunction with our other cloud-based solutions, such as UCaaS, as a solution that is integrated seamlessly with our other cloud-based solutions. The integrated UCaaS/CcaaS solution is intended for companies that are not pure-play contact centers but that have a department, such as customer service or technical support function, that operates effectively as a mini contact center.
COMMUNICATIONS-PLATFORM-AS-A-SERVICE (CPaaS)
Communications-Platform-as-a-Service (CPaaS) allows developers to easily build services and applications using real-time communication features, such as voice, video, chat, and SMS. Our CPaaS platform enables our integrator/developer partners and customers to build new communications services based on voice, REST APIs, WebRTC, and SMS. Furthermore, our CPaaS platform allows us to sell a series of “applications” (Apps) that extend and complement our core cloud communications solutions. To ensure peak performance for our CPaaS platform Apps, we offer our own SIP trunking service, which provides optimized connectivity in addition to easy access to phone numbers.
VIDEO MEETINGS-AS-A-SERVICE (VMaaS)
Sangoma Meet™ is our cloud-based video conferencing solution. It is accessible from many devices including desktop web browsers as well as iOS and Android mobile phones and tablets. Sangoma Meet’s rich functionality includes waiting room, screen sharing, ability to record meetings, private and group chats, integration with Google and Microsoft calendars and more.
COLLABORATION-AS-A-SERVICE
TeamHub is our cloud-based Collaboration-as-a-Service solution that enables people to work together more productively by seamlessly using various forms of communication, such as chatting, calling, and video. TeamHub allows communications to start in one mode (such as chat) and migrate to different modes elegantly. For example, communications that begin as chats could be “upgraded” to a voice call in real-time, which in turn could be upgraded to a video meeting.
FAX-AS-A-SERVICE (FaaS)
Faxing remains an important communications tool, yet VoIP networks are sometimes unable to send faxes reliably because fax standards are based on very specific timing that can be interrupted in VoIP systems, especially when the network suffers from substantial latency. Our FaaS solution, FaxStation, is a hosted service to remedy this problem, available with our TaaS solution. It features a telecom appliance with up to four analog connections for fax machines and operates in concert with our fax server datacenter to encrypt and package the fax communication to help make it fail-safe. This is particularly useful for small businesses that rely on fax communications but also for industries with challenging network conditions, such as mining, oil rigs, and ship-to-shore.
DESKTOP AS A SERVICE (DaaS)
Virtual Desktops enable a thin-client, such as computer or tablet, to access common applications such as spreadsheets, presentations and word processing through company’s data infrastructure rather than have such applications installed on every employee’s computer. This results in improved security, cost, and maintainability for the IT administrators. Our DaaS solution enhances the traditional DaaS service by enabling communications solutions to be part of the Virtual Desktop solution.
ACCESS CONTROL AS A SERVICE (AcaaS)
Our AcaaS solution, SmartOffice Access, utilizes IoT technologies that enable our customers’ end users to use the Sangoma Access app on their smartphone to open doors in their office buildings. This eliminates the need for keys, fobs, swipe cards, readers, and the associated wiring behind the walls, and can result in significant savings and enhanced user experience.
ON-PREMISE UNIFIED COMMUNICATION SOLUTIONS
We offer the traditional on-premise UC phone system for businesses that prefer deploying their business phone system on premise.
The Company also enables customers to procure and utilize its intellectual property end-points (such as desk phones or headsets) using a Desktop-as-a-Service, or DaaS model, in which they pay for such devices through a periodic fee with their cloud services, rather than paying once in a capital expenditure manner
IP Phones
We offer a full line of phones that work with both our UCaaS and UC solutions, and that are designed to cater to the needs of every user type, from casual callers to call center representatives and from line employees to executives. Our product line includes entry-level, mid-range, and executive-level phones. All models include HDVoice and plug-and-play deployment. Our range of IP phones are customized to seamlessly integrate with our UCaaS and UC solutions and provide zero-touch installation, simplified system management, and instant access to a wide range of features.
Headsets
We also offer headsets that either work in conjunction with our desktop phones (by plugging into the phone) or work in conjunction to our desktop soft client (by plugging directly into the computer). These headsets enable roaming of up to 325 feet from the phone or desk computer.

UCaaS/UC Clients
Our UCaaS/UC Clients (or softphones) are used to make or receive phone calls with our UCaaS/UC solutions and are designed to be used as the main phone or as an extension of an existing desk phone. They are available as an application on a smartphone or computer and enable employees to work remotely seamlessly by enabling phone calls to customers and other employees as if they were in a physical office. We offer UCaaS/UC Clients with all our UCaaS and UC solutions.
NETWORK INTERCONNECTION PRODUCTS
Our network interconnection products connect different types of networks together, such as VoIP networks to PSTN networks, VoIP networks to mobile networks, or one type of VoIP network to another type of VoIP network.
Session Border Controllers (SBCs)
Our SBC products address security and interoperability issues related to interconnection of two VoIP networks. Our SBCs are available as hardware appliances, as software-only solutions running on a virtual machine in hosted environments, or as a hybrid of both. Our hybrid solution is unique and provides all the flexibility and capability expected from a virtual machine coupled with the scalability that is found in hardware-based solutions.
VoIP Gateways
Our VoIP gateways ensure smooth transmission of voice traffic from a VoIP network to a traditional PSTN telephone network. All of our VoIP gateways have broad interoperability certifications.
PSTN Interface and Media Processing Boards
Our PSTN interface and media processing boards are primarily used by communications solution developers in PC/Server based telecommunications systems that connect to the PSTN network. They perform a similar task to VoIP gateways, but are installed inside the server rather than being stand-alone devices. By providing customers with the option of using a PSTN interface board or a VoIP gateway, we maximize flexibility based on installation requirements, particularly when space and power are at a premium. They may also be used in harsh conditions that require ruggedized servers.
OPEN SOURCE SOFTWARE PRODUCTS
Asterisk® and FreePBX®
We are the primary developer and sponsor of the Asterisk® project, the world’s most widely used open source communications software, and the FreePBX® project, the world’s most widely used open source PBX software. Cumulatively, our open source software has over 5 million users, with an average of 50,000 new installs per month.
Beyond the open-source Asterisk or FreePBX software, we also offer revenue-generating products and services to users of these open source software products. The types of products and services we offer includes software add-ons beyond what is offered in Asterisk or FreePBX, IP phones, SIP trunking, cloud-based fax, training, technical support, maintenance, PSTN cards, VoIP gateways, session border controllers, and commercial/hardened versions of the PBX/UC software.
Business Strategy
We have adopted the following core strategies to drive our business.
Invest in Research & Development
Our strategy has been to predominantly develop our communications and collaboration solutions in-house to ensure their seamless interoperability and resulting superior quality and customer experience. This strategy significantly reduces the licensing fees we pay to third parties and supports our focus on maintaining high margins.. We will continue investing in research and development to ensure the competitiveness of our existing solutions and to expand the portfolio of solutions we offer to our customers. Our development efforts will focus on the increasing importance of IP communications, UC, Cloud, mobile, and web-enabled solutions that offer our customers increased flexibility to address their business needs and end user requirements. We will opportunistically consider using third-party solutions in situations where they enable rapid time-to-market or where in-house development costs would be prohibitive.
Invest in Sales & Marketing and Leverage Channel Partners for Distribution
Over the last few years we have increased our investments in, and focus on, sales and marketing. We have professional sales teams across all key geographic regions to identify and engage local channel partners, and to address opportunities with larger customers such as OEMs and service providers. We continue to use a dual-faceted go to market strategy with direct sales to large customers and direct channel strategy involving distributors and resellers to other customers. We utilize an indirect distribution model in markets where our presence is limited and our channel partners have strong, established relationships with our target customers.
Our corporate marketing programs promote our brand and our products prominently and convey the message about our full solution offerings. Our marketing techniques to generate greater awareness of our solutions include participation in tradeshows, speaking at select industry events, attending specialized seminars run by our channel partners, investing in digital marketing communications, conducting lead generation campaigns, and creating thought leadership pieces.
Grow Organically and Inorganically
Our dual-faceted growth strategy is a combination of organic and inorganic growth initiatives. We seek to grow organically by acquiring new customers and channel partners, broadening our products and services portfolio, cross-selling incremental products and services to existing customers, and expanding our geographic presence to new growth markets.
We also look to grow through strategic acquisitions that increase our scale; complement our solutions portfolio, customer base, channel strategy or geographical presence; and increase the relative contribution of services revenue. While we seek to carry out financially accretive acquisitions at compelling valuations, we also look at acquisition opportunities that may become accretive after our restructuring of the target company and the realization of the associated synergies and business benefits is complete. We have identified several acquisition opportunities in both international and domestic markets.
Continue to Migrate the Business to be More Service-Centric
Over the past 10 years, our business has migrated from focusing on selling products to a services centric business. We aim to increase the relative contribution of our services revenue, which we believe benefits from favorable underlying market growth dynamics and is high margin and recurring by nature, with the potential to increase the profitability and predictability of our revenues. We believe such increases are generated organically as the growth in our services revenue outpaces growth in products revenue, as well as through acquisitions. Our most recent acquisition, the StarBlue Acquisition, as well as our previous acquisitions of VoIP Innovations, LLC and Digium, Inc. have all accelerated the migration of our business to be more service-centric and we expect any future acquisitions to contribute to this trend.
Focus on Achieving Profitable Growth While Maintaining Healthy Balance Sheet
Our strategy has been to maintain our strong gross profit margin and Adjusted EBITDA Margin while growing our business. Doing so supports our ability to potentially use debt issuances to finance our acquisitions and provides room to increase our sales and marketing as well as research and development spending to accelerate the growth of the Company. Acquisitions are a key tenet of our strategy, our historical acquisitions have been executed while maintaining what we believe is a prudent capital structure, and we seek to continue operating consistent with this approach going forward. The Company expects its leverage level to remain at a level that is consistent with its historical total leverage range of 2.0-3.5x, which is defined as total debt to Adjusted EBITDA.
Customer Base
Our growing customer base of over 30,000 businesses as of September 30, 2021 spans from SMBs to leading global enterprises. The high satisfaction and low churn of our customer base is illustrated by the weighted average customer lifetime of over 7 years in our Star2Star business and the high gross retention rate, which was over 99% over the 12-month period ended June 30, 2021 (pro forma for the StarBlue Acquisition). Our customer base is diversified with the largest customer contributing less than 4% of our total revenue for the pro forma 12-month period ended June 30, 2021. The end users of our solutions are present in over 150 countries, underscoring the global nature of our customer base. Some of our customers include Verifone, BT Group, Coach USA, Spotify, Enterprise Rent-A-Car and Xerox.
The following is an example of a case study of a customer in the North American transportation industry:
Sales and Marketing
We market our services and solutions to both channel partners and end users. We employ a variety of means for generating leads, including but not limited to search engine marketing and optimization, online display advertising, content gating, attending tradeshow and conference events, conducting road shows across the globe, partnering with third parties, hosting webinars, and targeting specific geographic areas for local marketing. We utilize a sophisticated system for acquiring and nurturing leads that allows us to track our efforts and fine tune our strategies for moving prospects through the buying cycle.
Our products and services are sold both through our extensive channel network, made up of over 5,000 resellers, distributors, and master agents, and through our direct salesforce. We typically sell to large customers (including OEMs and carriers) using a direct sales model while the sales reach of our channel partner network allows us to serve SMBs efficiently.

We provide our partners with a host of sales and marketing resources to help them effectively sell, implement, and support Sangoma solutions. Additionally, we employ salespeople in each of our geographic regions to provide added support and product knowledge to our partners and customers. We currently have 50 full-time employees allocated to partner support activities. As we expand our global network, we focus on recruiting partners who expand our coverage area to bring Sangoma solutions to new locations around the globe.
Our sales and marketing expenses for the 3-month period ended September 30, 2021, were $13.1 million, representing 24.9% of revenue.
Research and Development
While we have introduced several new solutions to our product and services portfolio over the last few years, the majority of our investment in R&D is dedicated to sustaining, improving on and enhancing our broad portfolio of existing solutions. We believe product innovation is essential to our future in order to address the needs of our wide-ranging group of customers
We introduce solutions to the market as soon as commercially practical. We keep the development costs for new projects and solutions under control in a number of ways, including by reusing existing code base where applicable and by leveraging open source software.
Our R&D personnel are skilled with deep domain expertise in the diverse areas of enterprise communications, Cloud, IP networking, UC, and mobile UC solutions. We work to continuously improve our R&D efforts through operational measurement, adoption of best practices, effective partnerships and investment in our people, including attracting and hiring personnel in various places around the world to provide us with the necessary skills at cost-effective rates.
Our research and development expenses for the 3-month period ended September 30, 2021, were $8.4 million, representing 15.9% of revenue.
Competition
Competitors for our Cloud communication solutions include hosted and Cloud services providers, such as RingCentral, Inc., Cisco Systems, Inc. (which acquired Broadsoft, Inc.) 8X8, Inc., Mitel Networks Corp., Microsoft Teams, Jive/LogMeIn, Nextiva, Dialpad, Avaya Inc., and Vonage Holdings Corp. as well as other hosted PBX providers.
Competitors for our TaaS offering include Bandwidth.com, Telnyx, Flowroute, ThinQ, and Peerless, amongst others.

Competitors for our on-premise enterprise communication solutions include traditional communications vendors and software vendors that are adding communications and collaboration solutions to their offerings. We compete against many traditional communications vendors, including Avaya Inc., Cisco Systems, Inc., Mitel Networks Corp., 3CX and Panasonic Corporation as well as other on-premise providers. We also compete with software vendors who, in recent years, have expanded their offerings to address portions of this UC market. This group of competitors includes Microsoft Corporation (via Teams), Google LLC, and Slack.
Competitors for our IP-Phone solutions include Poly Inc. (formerly Polycom, Inc.), VTech Holdings Limited and Yealink Inc. as well as other IP phone manufacturers.
Competitors for our network connectivity solutions include AudioCodes Ltd., Oracle (via their acquisition of Acme Packet) and Ribbon Communications Inc. as well as other providers.
Some of these companies compete across many of our product lines, while others are primarily focused in a specific product area.
Human Resources
As of June 30, 2021, we had approximately 570 employees and consultants worldwide, with a significant number of research and development personnel holding computer science or engineering degrees. We believe that one of our major resources is our highly skilled workforce. We consider our relationship with our employees to be positive.
Facilities
Our head office is located at 100 Renfrew Drive, Suite 100, Markham, Ontario, Canada, L3R 9R6. As of June 30, 2021, we had staff in 17 countries globally, including offices in Markham, Canada; Sarasota, Florida; Huntsville, Alabama; San Diego, California; Atlanta, Georgia; Traverse City, Michigan; Pittsburgh, Pennsylvania; Buffalo, New York; Neenah, Wisconsin: Parsippany, New Jersey; Wokingham, United Kingdom; Dublin, Ireland; Hong Kong; Bangalore, India; New Delhi, India and Medellin, Colombia as well as those staff who work-from-home from various locations around the world including in France, Germany, Spain, Italy, Japan, Niger, Brazil, Argentina, Mexico and Ecuador.
Foreign Operations
Approximately 86% of our revenue over the 12-month period ended June 30, 2021 was generated from the United States and Canada with international operations generating the remaining 14% of our revenues over that period and 8% of our revenues for the three-month period ended September 30, 2021 (which, for greater certainty, includes Star2Star’s operations). Substantially all of the revenue generated over that period was denominated in US dollars. Please refer to Note 19 entitled “Segment Disclosures” of the 2021 Audited Financial Statements.
If all the currencies in which the Company transacts were to fluctuate by 1% from existing rates, results from operating activities would be increased or decreased by approximately $8,867 (C$10,990) in the Consolidated Statements of Income and Comprehensive Income (Loss) for Fiscal 2021.
StarBlue Acquisition
On March 31, 2021, the Company acquired (the “StarBlue Acquisition”) all of the shares of StarBlue Inc. (“StarBlue”) (the parent company of Star2Star) from Star2Star Holdings, LLC (“Holdings”) and Blue Face Holdings Limited (collectively, the “Sellers”). The Company paid an aggregate purchase price of US$381,636,405 (C$479,907,778), which comprised of US$109,392,033 (C$137,560,480) cash consideration (adjusted from US$105,000,000 as a result of initial closing adjustments), 15,714,285 Common Shares at a discounted value of US$258,975,372 (C$325,661,530), and an additional consideration payable for future tax benefit in the amount of US$13,269,000 (C$16,685,768). The Company issued 3,018,685 Common Shares (3,142,857 Common Shares less 124,172 Common Shares representing a holdback for indemnification purposes) on closing of the acquisition (the “Share Consideration”), with the remaining 12,571,428 Common Shares to be issued and distributed in fourteen quarterly installments commencing on April 1, 2022 (the “Deferred Consideration”), representing 68% stock and 32% cash consideration. The Company acquired

Star2Star to expand and broaden the suite of service offerings, add key customers and realize synergies by removing redundancies. Please refer to Note 20(c) of the 2021 Audited Financial Statements.
Upon distribution of the Share Consideration, including the Deferred Consideration, Holdings and/or Old Town Gelato, LLC (which is controlled by Norman A. Worthington, III, the Chief Executive Officer and Executive Chair of StarBlue and a director of the Company on closing) will be a “control person” (as such term is defined in the policies of the TSX) of the Company. Old Town Gelato, LLC, and by extension, Mr. Worthington, holds approximately 59% of the membership interests of Holdings and, as such, Mr. Worthington will beneficially hold, upon distribution of the Share Consideration and the Deferred Consideration, directly or indirectly, approximately 24.6% of the issued and outstanding Common Shares (on a pro forma basic basis) and currently indirectly controls, prior to the distribution of the Deferred Consideration, 11.4% of the issued and outstanding Common Shares as of the date hereof.
Marc Lederman, who was also appointed a director of the Company on closing, is also the Chief Operating Officer of the General Partner of NewSpring Growth Capital III, L.P., which has a membership interest in Holdings. Upon distribution of the Share Consideration, including the Deferred Consideration, NewSpring Growth Capital III, L.P. will hold, directly or indirectly, approximately 6.2% of the issued and outstanding Common Shares (on a pro forma basic basis) and currently indirectly holds, prior to the distribution of the Deferred Consideration, 1.5% of the issued and outstanding Common Shares as of the date hereof.
Financial Highlights
In Fiscal 2021, the pro-forma consolidated revenue of the Company (including Star2Star) was approximately $192.9 million, the pro-forma consolidated gross profit of the Company (including Star2Star) was approximately $143.0 million and the pro-forma Adjusted EBITDA of the Company (including Star2Star) was approximately $36.7 million.
In the first quarter of Fiscal 2022, our services revenue contributed 70.2% and our products revenue contributed 29.8% of our total revenue while our gross profit margin was 72.1% and our Adjusted EBITDA margin was 19.2%. As of June 30, 2021, partner sales contributed approximately 78% and direct sales contributed approximately 22% of our pro-forma Fiscal 2021 revenue. Based on the first quarter ended September 30, 2021, our annualized Adjusted EBITDA for Fiscal 2022 would be $40.4 million (“Annualized Q1 FY2022 Adjusted EBITDA”), annualized gross profit for Fiscal 2022 would be US$151 million (“Annualized Q1 FY2022 Gross Profit”) and annualized revenue for Fiscal 2022 would be $209.9 million (“Annualized Q1 FY2022 Revenue”). For greater clarity, the Annualized Q1 FY2022 Adjusted EBITDA, Annualized Q1 FY2022 Gross Profit and Annualized Q1 FY2022 Revenue is derived solely by multiplying each of Q1 FY 2022 revenue, gross profit and Adjusted EBITDA by 4. Annualized revenue, gross profit and Adjusted EBITDA do not constitute Fiscal 2022 Guidance or FOFI. There can be no assurance the Company will achieve similar revenue, gross profit and Adjusted EBITDA in any subsequent quarter. Actual revenue, gross profit and Adjusted EBITDA for FY 2022 may be materially different than as indicated. Sangoma disclaims any intent or obligation to update these non-IFRS metrics, whether as a result of new information, future events or results or otherwise. See “Non-IFRS Measures” and “Risk Factors”.
Additional information about our business is included in the documents incorporated by reference into this Prospectus, which are available under our profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

Recent Developments
Share Consolidation
On November 2, 2021, we completed a share consolidation on the basis of a consolidation ratio of 7:1, as previously approved by the Company’s shareholders at the special meeting of shareholders on September 23, 2021. Upon the completion of the share consolidation, there were 19,021,614 Common Shares outstanding, corresponding to 31,717,214 Common Shares outstanding pro forma for the Deferred Consideration. Our post-consolidation Common Shares began trading on the TSX on November 8, 2021.
TSX Graduation
On October 14, 2021, the TSX conditionally approved the listing of the Common Shares on the TSX and on November 1, 2021, the Common Shares began trading on the TSX under the ticker “STC”.
COVID-19 Outbreak
On April 30, 2020, the Company provided a business update through a press release to share the impact of the COVID-19 pandemic and to outline the steps that had been taken by the Company to mitigate the business impact of COVID-19. Nevertheless, there continues to be uncertainty regarding the full impact of lockdowns, duration, magnitude and pace of recovery across the Company’s operations and markets, due to the evolving nature of the COVID-19 pandemic (including new variants of COVID-19, such as the “Delta” variant and “Delta Plus” variant, and resulting new waves of infections) and the global economic crisis (including varied governmental responses which have affected and may continue to affect Sangoma’s operations, business and prospects). Despite these uncertainties, the Company believes it is well equipped to weather the storm and has taken several proactive steps to better manage the associated challenges.
First, the Company continues to operate in as close to a ‘business as normal’ manner, as is possible under these conditions, because it is deemed an “essential service” under applicable government orders, declarations or rulings as of the date of this Prospectus Supplement, and would continue to be exempt from any forced closures that so many other businesses have been subject to unless there is a change in applicable government orders, declarations or rulings. Communications are always critical to business, and even more so with so many of the Company’s customers as well as employees working remotely.
Second, we believe the Company successfully navigated the initial impact from COVID-19 on global supply chains during early 2020. Significant work by the Company’s operations teams ensured that the Company was able to successfully manage this disruption without any material impact on sales opportunities. In the year and months that have followed, additional impacts from COVID-19 have materialized, including shortages in the supply of electronic components and disruptions to the global logistics industry. Throughout these and other recent challenges, the Company’s operations teams have continued to manage these challenges without any material impact to the Company.
Third, the Company seamlessly transitioned to a work-from-home structure in over 20 countries and more than 20 states in the U.S., in order to serve Sangoma’s customers who count upon it every day for mission critical communications. This included maintaining product development, as demonstrated by the recent release of the Company’s new line of headsets and cloud-based video meeting service called Sangoma Meet™, both of which are essential parts of a remote worker’s toolset. Sangoma has been offering Sangoma Meet™ free of charge thus far during the COVID-19 pandemic.
Fourth, Sangoma has maintained all principal and interest payments on its existing loans, continues to meet all debt covenants, and as of June 30, 2021 had C$27.4 million in cash reserves to take advantage of opportunities that may arise. In addition, Sangoma believes it is prepared for any further uncertainties during the COVID-19 pandemic including being able to rely on draws on its Credit Agreement (as defined herein).
Fifth, Sangoma also took expense mitigation steps to appropriately control discretionary spending, as well as introducing new products and customer-focused initiatives to win new clients in need of enhanced communications during this crisis and to secure the Company’s existing customer base.

RISK FACTORS
An investment in the Offered Common Shares is speculative and involves a high degree of risk that should be carefully considered by a prospective purchaser. Before deciding whether to invest in the Offered Common Shares, prospective investors should carefully consider, in light of their own financial circumstances, the risks described below and in the Base Shelf Prospectus and those incorporated by reference in the Prospectus, including in the Annual Information Form and those described in our Q1 2022 MD&A. See “Documents Incorporated by Reference”. The risks discussed below also include forward-looking information and our actual results may differ substantially from those discussed in this forward-looking information. See “Note Regarding Forward-Looking Statements”.
We may use the proceeds from the sale of securities for purposes other than those set out in this Prospectus Supplement.
We cannot specify with certainty the particular uses of the net proceeds we will receive from the Offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds”. Accordingly, a purchaser of Offered Common Shares will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds from this Offering in ways that our shareholders might not desire, that might not yield a favorable return and that might not increase the value of a purchaser’s investment. The failure by our management to apply these funds effectively could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows. Notably, we have in the past made, and in the future may make, acquisitions and investments that could divert management’s attention, result in operating difficulties and dilution to our shareholders and otherwise disrupt our operations and adversely affect our business, operating results or financial position, and involve other risks and uncertainties outlined in this Prospectus Supplement, the accompanying Base Shelf Prospectus and in the documents incorporated by reference herein and therein. Pending their use, we may invest the net proceeds of the Offering in a manner that does not produce income or that loses value.
The Offering may not be completed if any closing conditions are not satisfied.
The completion of the Offering remains subject to the satisfaction of a number of conditions, including the approval of the listing of the Offered Common Shares on the TSX and Nasdaq. There can be no certainty that the Offering will be completed.
Our Common Shares do not currently trade on a stock exchange in the United States and we do not know whether a market for the Common Shares will develop to provide you with adequate liquidity.
Our Common Shares are currently listed only on the TSX. Prior to this Offering, the Common Shares have not been listed on a stock exchange in the United States. Our Common Shares have been approved for listing on Nasdaq in connection with this Offering. However, if an active trading market does not develop in the United States, you may have difficulty selling any of the Common Shares that you buy over a U.S. exchange. We cannot predict the extent to which investor interest in the Company will lead to the development of an active trading market on the Nasdaq or otherwise, or how liquid that market might become. The price of the Offered Common Shares may not be indicative of prices that will prevail in the United States trading market or otherwise following the Offering. Listing of our Common Shares on the Nasdaq in addition to the TSX may increase price volatility on the TSX and also result in volatility of the trading price on the Nasdaq because trading will be in two markets, which may result in less liquidity on both exchanges. In addition, different liquidity levels, volumes of trading, currencies and market conditions on the two exchanges may result in different prevailing trading prices.
There is no guarantee that the Common Shares will earn any positive return in the short term or long term.
An investment in Common Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in Common Shares is appropriate only for investors who have the capacity to absorb a loss of some or all of such investment.

We have not declared and paid dividends in the past and may not declare and pay dividends in the future, and consequently, purchasers in the Offering may never receive a return on their investment.
Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, financial results, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. As a result, investors may not receive any return on an investment in the Common Shares unless they sell their Common Shares for a price greater than that which such investors paid for them.
We may sell additional Common Shares or other securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other securities to finance future acquisitions.
We cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other securities that are convertible or exchangeable into Common Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of our stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional amount of Common Shares available in the market.
Future sales, or the perception of future sales, of Common Shares by existing shareholders could adversely affect prevailing market prices for the Common Shares.
Sales of a large number of Common Shares in the public markets, or the potential for such sales, could decrease the trading price of the Common Shares and could impair our ability to raise capital through future sales of Common Shares. If any significant shareholder decides to liquidate all or a significant portion of the Common Shares held, it could adversely affect the price of the Common Shares.
In addition, as of the date of this Prospectus Supplement, there are approximately 12,695,600 Common Shares issuable pursuant to the StarBlue Acquisition. Such Common Shares may be sold into the market from time to time, and we cannot predict the effect, if any, such sales of the Common Shares may have on the market price of our Common Shares. Moreover, the market price of our Common Shares could drop if the market perceives that the Sellers intends to sell the Common Shares issuable to it. The existence of the Deferred Consideration may also encourage short selling by market participants because sales thereof could depress the price of our Common Shares.
If our Common Shares failed to qualify as permitted investments under the investment policies or guidelines of certain institutional investors and such institutions were forced to liquidate their position, it could adversely affect the price of our Common Shares.
Our constating documents permit us to issue additional securities in the future, including Common Shares, without additional shareholder approval.
Our articles permit us to issue an unlimited number of Common Shares. We anticipate that we will, from time to time, issue additional Common Shares in the future, including in connection with potential acquisitions. Subject to the requirements of the TSX and the Nasdaq, we will not be required to obtain the approval of shareholders for the issuance of additional Common Shares. Any further issuances of Common Shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings.
Pursuant to the terms of our acquisition of StarBlue and its subsidiary Star2Star, we issued 3,018,685 Common Shares (on a post-Consolidation basis) on March 31, 2021 and are committed to issue an additional 12,695,600 Common Shares over the next five years.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade our Common Shares, the price of our Common Shares could decline.
The trading market for our Common Shares depends, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our Common Shares would likely decline. In addition, if our results of operations fail to meet the forecast of analysts, the price of our Common Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our Common Shares could decrease, which might cause the price and trading volume of our Common Shares to decline.
We will incur increased costs as a result of being a public company in the United States, and our management will be required to devote substantial time to United States public company compliance efforts.
As a public company in the United States, we will incur additional legal, accounting, Nasdaq, reporting and other expenses that we did not incur as a public company in Canada. The additional demands associated with being a U.S. public company may disrupt regular operations of our business by diverting the attention of some of our senior management team away from revenue-producing activities to additional management and administrative oversight, adversely affecting our ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing our business. Any of these effects could harm our business, results of operations and financial condition.
If our efforts to comply with new United States laws, regulations and standards differ from the activities intended by regulatory or governing bodies, such regulatory bodies or third parties may initiate legal proceedings against us and our business may be adversely affected. As a public company in the United States, it will be more expensive for us to obtain director and officer liability insurance, and we will be required to accept reduced coverage or incur substantially higher costs to continue our coverage. These factors could also make it more difficult for us to attract and retain qualified directors.
The U.S. Sarbanes-Oxley Act 2002, as amended (the “U.S. Sarbanes-Oxley Act”) requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. Pursuant to Section 404 of the U.S. Sarbanes-Oxley Act (“Section 404”), we will be required to furnish a report by our management on our internal control over financial reporting (“ICFR”), which, if or when we are no longer an emerging growth company, must be accompanied by an attestation report on ICFR issued by our independent registered public accounting firm.
To achieve compliance with Section 404 within the prescribed period, we will document and evaluate our ICFR, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our ICFR, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for ICFR. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our ICFR is effective as required by Section 404. This could result in a determination that there are one or more material weaknesses in our ICFR, which could cause an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements. In addition, in the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate, or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Common Shares may decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the Nasdaq.
As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our shareholders.
We are a “foreign private issuer” as such term is defined in Rule 405 under the U.S. Securities Act, and are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare our disclosure documents filed under the Exchange Act in accordance with Canadian disclosure requirements.

Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we will not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares, as the reporting deadlines under the corresponding Canadian insider reporting requirements are longer.
As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we expect to comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive in every case the same information at the same time as such information is provided by U.S. domestic companies.
In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all U.S. corporate governance requirements. If we cease to qualify as a foreign private issuer, we will be subject to the same reporting requirements and corporate governance requirements as a U.S. domestic issuer which may increase our costs of being a public company in the United States.
We are governed by the corporate and securities laws of Canada which in some cases have a different effect on shareholders than the corporate laws of Delaware, or other jurisdictions in the United States, and U.S. securities laws.
The Company is governed by the OBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our constating documents, have the effect of delaying, deferring or discouraging another party from acquiring control of the Company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the OBCA and Delaware General Corporation Law (the “DGCL”) that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to our articles) the OBCA generally requires a two-thirds majority vote by shareholders (including, in some circumstances, shareholders that otherwise do not have the right to vote), whereas the DGCL generally requires only a majority vote; (ii) under the OBCA, holders of 5% or more of our shares that carry the right to vote at a meeting of shareholders can requisition a general meeting of shareholders at which special matters may be conducted, whereas such right does not exist under the DGCL; and (iii) unlike the DGCL which does not provide for any oppression remedy for shareholders of Delaware entities, the OBCA provides an oppression remedy that enables a court to make an order, whether interim or final, if an application is made to the court by a shareholder in a timely manner and it appears to the court that there are reasonable grounds for believing (A) that the affairs of the corporation are being or have been conducted, or the powers of the directors are being or have been exercised, in a manner that is oppressive to one or more shareholders, or (B) that some act of the corporation has been done or is threatened, or that some resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders.
As we are a Canadian corporation and most of our directors and officers reside in Canada or the provinces thereof, it may be difficult for United States shareholders to effect service on us to realize on judgments obtained in the United States. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.
The Company is governed by the OBCA with its principal place of business in Ontario, Canada, most of its directors and officers reside or are organized in Canada or the provinces thereof, some of the Underwriters or experts named in the Registration Statement may be residents of a foreign country, and all or a substantial portion of the assets of these persons may be located outside the United States. Consequently, it may be difficult for investors who reside in the United States to effect service of process in the United States upon us or upon such persons who are not residents of the United States, or to realize upon judgments of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws. A judgment of a U.S. court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. Investors should not assume that Canadian courts: (i) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States, or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws. Similarly, some of our directors and officers are residents of countries other than Canada and all or a substantial portion of the assets of such persons are located outside Canada. As a result, it may be difficult for Canadian investors to initiate a lawsuit within Canada against these persons. In addition, it may not be possible for Canadian investors to collect from these persons judgments obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for Canadian investors to succeed in a lawsuit in the United States based solely on violations of Canadian securities laws.
If a United States person is treated as owning at least 10% of our Common Shares, such holder may be subject to adverse U.S. federal income tax consequences.
If a United States person is treated as owning (directly, indirectly, or constructively) at least 10% of the value or voting power of our Common Shares, such person may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group. Because our group includes one or more U.S. subsidiaries, if we incorporate subsidiaries in foreign jurisdictions, such subsidiaries may be treated as controlled foreign corporations (regardless of whether or not we are treated as a controlled foreign corporation). A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income,” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may toll the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due. We cannot provide any assurances that we will assist investors in determining whether any of our non-U.S. subsidiaries is treated as a controlled foreign corporation or whether any investor is treated as a United States shareholder with respect to any such controlled foreign corporation or furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A United States investor should consult its advisors regarding the potential application of these rules to an investment in our Common Shares.
Tax Related Risks
There can be no assurance that the Offered Common Shares will continue to be qualified investments under relevant Canadian tax laws for trusts governed by a Registered Plan. The Tax Act imposes penalties for the acquisition or holding of non-qualified or prohibited investments.
Forward Looking Information and FOFI May Prove Inaccurate
Readers are cautioned not to place undue reliance on forward-looking information or FOFI. By their nature forward-looking information and FOFI involve numerous assumptions, known and unknown risks and uncertainties, of both a general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking information and/or FOFI or contribute to the possibility that predictions, forecasts or projections will prove to be materially inaccurate. See “Note Regarding Forward-Looking Statements”.

CONSOLIDATED CAPITALIZATION
Other than as described below and as contemplated pursuant to the Offering, there have not been any material changes in the share and loan capitalization of the Company since the date of the Q1 2022 Financial Statements, which are incorporated by reference in this Prospectus Supplement.
The following table sets forth the consolidated capitalization of the Company effective September 30, 2021: (i) prior to the Offering; (ii) after giving effect to the Offering (assuming no exercise of the Over-Allotment Option); and (iii) after giving effect to the Offering (assuming exercise of the Over-Allotment Option in full) and, in each such case, deducting the applicable Underwriters’ Fee and the estimated expenses of US$       relating to the Offering on a pre-tax basis. This table is presented and should be read in conjunction with the Q1 2022 Financial Statements.
As at September 30, 2021
Designation	Authorized	Actual(1)	As Adjusted for the Offering (assuming no exercise of the Over- Allotment Option)(1)	As Adjusted for the Offering (assuming the Over-Allotment Option is exercised in full)(1)
Share Capital	Unlimited Common Shares	$172,461,915 (19,021,614 Common Shares)	$ (24,521,614 Common Shares)	$ (25,346,614 Common Shares)
Deferred Consideration	12,695,600 Common Shares	$192,101,973 (12,695,600 Common Shares)	$192,101,973 (12,695,600 Common Shares)	$192,101,973 (12,695,600 Common Shares)
Total Shares	Unlimited Common Shares	$364,563,888 (31,717,214 Common Shares)	$ (37,217,214 Common Shares)	$ (38,042,214 Common Shares)
Loan Capital	—	$71,325,000	$71,325,000	$71,325,000

Notes:
(1)
Adjusted to reflect the completion of our share consolidation on November 2, 2021, on the basis of a consolidation ratio of 7:1. See “Summary Description of the Business — Recent Developments — Share Consolidation”.

The Corporation has 1,788,895 stock options issued and outstanding as at the date hereof.

TRADING PRICE AND VOLUME
The Common Shares are listed for trading on the TSX under the symbol “STC”. After receiving final approval from the TSX and the TSX Venture Exchange to graduate to the TSX, our Common Shares commenced trading on the TSX at market open on November 1, 2021 under the existing ticker “STC”. Our Common Shares were voluntarily delisted from the TSX Venture Exchange concurrently with the commencement of trading on the TSX. The table below sets forth, for the periods indicated, the reported high and low prices and the trading volume of the Common Shares on the TSX and the TSX Venture Exchange, as applicable. On November 2, 2021, we completed a share consolidation of the Common Shares on the basis of a consolidation ratio of 7:1. Historical trading prices and volumes set out in this Prospectus Supplement have been amended to reflect the 7:1 consolidation. See “Summary Description of the Business — Recent Developments — Share Consolidation”.
Month	High ($)		Low ($)		Volume
November 1-12, 2021	C$	29.00	C$	24.57	330,327
October 2021	C$	28.00	C$	23.38	540,516
September 2021	C$	25.06	C$	21.42	611,061
August 2021	C$	24.15	C$	19.53	1,180,841
July 2021	C$	23.94	C$	18.55	1,009,856
June 2021	C$	26.18	C$	20.44	1,730,302
May 2021	C$	30.80	C$	19.60	1,489,189
April 2021	C$	30.66	C$	26.74	493,549
March 2021	C$	34.02	C$	24.50	1,587,209
February 2021	C$	38.50	C$	27.23	2,268,480
January 2021	C$	28.63	C$	23.45	987,882
December 2020	C$	26.60	C$	20.65	904,985
November 2020	C$	22.82	C$	17.29	1,671,005
On November 12, 2021, the last trading day prior to the filing of this Prospectus Supplement, the closing price of the Common Shares on the TSX was C$28.49.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
We express all amounts in this Prospectus Supplement in U.S. dollars, except where otherwise indicated. References to “$”and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. Our annual financial statements and our interim financial statements are reported in Canadian dollars for all periods ended on or prior to June 30, 2021, and are reported in U.S. dollars for the period ended September 30, 2021 and subsequent periods.
The following table sets forth: (i) the daily closing exchange rates for one Canadian dollar, expressed in U.S. dollars, in effect at the end of the periods indicated; (ii) the average daily closing exchange rates for such periods; and (iii) the high and low daily closing exchange rates during such periods, based on rates quoted by the Bank of Canada.
	Year Ended June 30			Three Months Ended September 30
	2021	2020	2019	2021	2020	2019
	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Rate at end of period	0.8068	0.7338	0.7641	0.7849	0.7497	0.7551
Average rate for period	0.7807	0.7453	0.7556	0.7937	0.7508	0.7574
High for period	0.8306	0.7710	0.7811	0.8102	0.7668	0.7670
Low for Period	0.7344	0.6898	0.7330	0.7778	0.7344	0.7495
On November 12, 2021, being the last trading day prior to the filing of this Prospectus Supplement, the daily closing rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars was C$1.00 equals US$0.7959.

PRIOR SALES
The following table provides details regarding all Common Shares or securities convertible into Common Shares (including Common Shares issuable pursuant to the exercise of previously granted stock options under the Company’s stock option plan), that have been issued by the Company during the 12-month period preceding the date of this Prospectus. On November 2, 2021, we completed a share consolidation on the basis of a consolidation ratio of 7:1. Historical trading prices and volumes set out in this Prospectus Supplement have been amended to reflect the 7:1 consolidation. See “General Description of the Business — Recent Developments — Share Consolidation”.
Description of Transaction	Date of Issuance	Aggregate Number and Type of Securities Issued	Issue Price/Exercise Price Per Security
Exercise of stock options	November 20, 2020	26,569 Common Shares	C$1.96
Exercise of stock options	November 23, 2020	8,973 Common Shares	C$1.96
Exercise of stock options	November 23, 2020	558 Common Shares	C$8.12
Exercise of stock options	December 4, 2020	100 Common Shares	C$8.12
Exercise of stock options	December 8, 2020	123 Common Shares	C$2.10
Exercise of stock options	December 16, 2020	279 Common Shares	C$8.12
Exercise of stock options	December 23, 2020	100 Common Shares	C$2.10
Exercise of stock options	December 27, 2020	268 Common Shares	C$8.12
Exercise of stock options	December 29, 2020	107 Common Shares	C$2.10
Exercise of stock options	December 29, 2020	300 Common Shares	C$8.12
Issuance of stock options	February 9, 2021	814,285 Stock Options	C$34.30
Exercise of stock options	February 10, 2021	536 Common Shares	C$8.12
Exercise of stock options	February 22, 2021	134 Common Shares	C$8.12
Exercise of stock options	February 26, 2021	4,973 Common Shares	C$2.10
Exercise of stock options	March 3, 2021	562 Common Shares	C$8.12
Exercise of stock options	March 17, 2021	13,059 Common Shares	C$2.10
Exercise of stock options	March 23, 2021	3,700 Common Shares	C$2.10
Exercise of stock options	March 27, 2021	134 Common Shares	C$8.12
Partial acquisition consideration	March 31, 2021	3,037,142 Common Shares(1)	C$28.91
Exercise of stock options	May 25, 2021	2,377 Common Shares	C$2.10
Exercise of stock options	May 27, 2021	22,517 Common Shares	C$2.10
Exercise of stock options	June 2, 2021	46 Common Shares	C$8.12
Exercise of stock options	June 7, 2021	870 Common Shares	C$2.10
Exercise of stock options	June 7, 2021	1,428 Common Shares	C$4.83
Exercise of stock options	June 10, 2021	6,808 Common Shares	C$2.10
Exercise of stock options	June 12, 2021	96 Common Shares	C$4.83
Exercise of stock options	June 14, 2021	136 Common Shares	C$2.10
Exercise of stock options	June 14, 2021	622 Common Shares	C$8.12
Exercise of stock options	June 22, 2021	15,928 Common Shares	C$2.10
Exercise of stock options	June 23, 2021	1,038 Common Shares	C$8.12
Exercise of stock options	June 23, 2021	357 Common Shares	C$15.40
Exercise of stock options	June 27, 2021	134 Common Shares	C$8.12
Exercise of stock options	June 27, 2021	535 Common Shares	C$15.40
Exercise of stock options	June 28, 2021	33 Common Shares	C$8.12
Issuance of stock options	June 30, 2021	288,285 Stock options	C$21.49
Issuance of stock options	September 30, 2021	285,714 Stock options	C$23.73

Note:
(1)
Issued as partial consideration to the sellers in connection with the StarBlue Acquisition.

USE OF PROCEEDS
The net proceeds to the Company from the Offering, assuming the Over-Allotment Option is not exercised, will be $     after deducting the Underwriters’ Fee of $      and before deducting expenses of the Offering. If the Over-Allotment Option is exercised in full, then the net proceeds to the Company from the Offering will be $      after deducting the Underwriters’ Fee of $       and before deducting expenses of the Offering. The expenses of the Offering are estimated to be approximately $      and will be paid from the general funds of the Company.
The Company intends to use net proceeds of the Offering for future acquisitions, working capital and other general corporate purposes. The Company will have discretion in the actual application of the net proceeds.
As described in the Annual Information Form, the Company’s growth strategy continues to include acquisitions intended to increase shareholder value, diversify solutions and expand market share. The Company has potential acquisition opportunities that are in various stages of negotiation and it is not possible to predict whether discussions may lead to the entry into a definitive agreement in respect of such acquisition opportunity and the announcement of a transaction, or the timeframe within which this might occur, and as of the date of this Prospectus Supplement, no such potential acquisitions are “probable” or “significant” within the meaning of applicable Canadian securities laws. However, the Company cannot preclude the possibility that a definitive agreement on one or more acquisition transactions will be reached in the weeks or months following the completion of the Offering. See “Risk Factors” in the Annual Information Form “Risk Factors — We may use the proceeds from the sale of securities for purposes other than those set out in this Prospectus Supplement”.
Pursuant to the Offering, if the Over-Allotment Option is exercised in full, the Company will receive additional net proceeds of $       after deducting the Underwriters’ Fee in respect of such exercise. The net proceeds from the exercise of the Over-Allotment Option, if any, will be applied towards the uses set forth above. There is no assurance that the Over-Allotment Option will be exercised, in part or in full.
We have not specifically allocated the net proceeds amongst the purposes described in this section as at the date of this Prospectus Supplement; however, the above noted proposed use of the net proceeds represents the Company’s intentions with respect to its use of the net proceeds based on current knowledge, planning and expectations of management of the Company. Actual expenditures may differ from the estimates set forth above. Management of the Company will have discretion with respect to the actual use of the net proceeds of the Offering and actual expenditures may differ from the estimates set forth above. There may be circumstances where, for sound business reasons, a reallocation of the net proceeds may be deemed prudent or necessary. The actual amount that the Company spends in connection with each of the intended uses of proceeds may vary significantly from the amounts specified above and will depend on a number of factors, including those referred to under “Risk Factors — We may use the proceeds from the sale of securities for purposes other than those set out in this Prospectus Supplement”.
Until utilized, some or all of the net proceeds of the Offering may be held in cash balances in the Company’s bank account or invested at the discretion of management in short-term, high quality, interest bearing securities.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED
The Offering consists of 5,500,000 Initial Common Shares at a price of US$     per Initial Common Share and 825,000 Additional Common Shares at price of US$      per Additional Common Share if the Underwriters exercise the Over-Allotment Option in full. The Offered Common Shares will be issued on the Closing Date, and on the closing of the exercise of the Over-Allotment Option, if applicable, pursuant to the Underwriting Agreement. For a summary of the material attributes of the Common Shares and certain rights attaching thereto, see “Description of Common Shares” in the Base Shelf Prospectus.

PLAN OF DISTRIBUTION
General
Pursuant to the Underwriting Agreement, we have agreed to issue and sell and the Underwriters have agreed to purchase, as principals, severally and not jointly (within the meaning of such terms under the laws of the State of New York) on the Closing Date, or such earlier or later date as we and the Underwriters may agree, but in any event no later than     , 2021, the number of Initial Common Shares set out opposite their respective names below, representing an aggregate of 5,500,000 Initial Common Shares, at a price of US$      per Initial Common Share, for an aggregate gross consideration of US$      , payable in cash against delivery of the Initial Common Shares. The Offering Price was determined by negotiation between us and the Underwriters, with reference to the then-current market price for the Common Shares.
Underwriter	Number of Initial Common Shares
Morgan Stanley & Co. LLC
BMO Capital Markets Corp.
William Blair & Company, L.L.C.
Canaccord Genuity LLC
Needham & Company, LLC
Northland Securities, Inc.
Cormark Securities Inc.
Total	5,500,000
The Initial Common Shares are being offered in the United States by the U.S. Underwriters and in Canada by the Canadian Underwriters pursuant to the Underwriting Agreement. The Offering is being made concurrently in Canada under the terms of the Base Shelf Prospectus and this Prospectus Supplement and in the United States under the terms of the Registration Statement, of which the Base Shelf Prospectus and this Prospectus Supplement form part, through the Underwriters and/or affiliates thereof registered to offer the Initial Common Shares for sale in such jurisdictions in accordance with applicable securities laws and such other registered dealers as may be designated by the Underwriters. Each of William Blair & Company, L.L.C., Needham & Company, LLC and Northland Securities, Inc. is not registered to sell securities in any Canadian jurisdiction and, accordingly, will not, directly or indirectly, solicit offers to purchase, sell or distribute the Offered Common Shares in Canada and will act as an underwriter for us only in respect of the offer, sale and distribution of the Offered Common Shares in the United States.
Subject to applicable law, the Underwriters, their affiliates or such other registered dealers as may be designated by the Underwriters, may offer the Initial Common Shares outside of Canada and the United States.
The Underwriting Agreement provides that we will pay the Underwriters at the time of closing of the Offering a fee of US$ per Initial Common Share sold pursuant to the Offering, including any Additional Common Shares sold pursuant to the exercise of the Over-Allotment Option. The Company has agreed to reimburse the Underwriters for certain expenses, including filing and printing expenses, expenses relating to the review and qualification by the Financial Industry Regulatory Authority in connection with the Offering in an amount not to exceed US$35,000 and expenses of counsel related to any Blue Sky memorandum. We have granted to the Underwriters an Over-Allotment Option, in whole or in part, from time to time not later than 30 days after the date of the Underwriting Agreement, to purchase from the Company Additional Common Shares on the same terms as set out above solely to cover the Underwriters’ over-allocation position, if any, and for market stabilization purposes. This Prospectus Supplement also qualifies the grant of the Over-Allotment Option and the distribution of up to 825,000 Additional Common Shares, in aggregate, to be sold by us upon exercise of the Over-Allotment Option. A purchaser who acquires Common Shares forming part of the over-allocation position acquires those shares under this Prospectus Supplement regardless of whether the over allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

The obligations of the Underwriters under the Underwriting Agreement are several and not joint (within the meaning of such terms under the laws of the State of New York) and are subject to certain closing conditions. The Underwriters may terminate their obligations under the Underwriting Agreement by notice given by Morgan Stanley & Co. LLC (the “Manager”) to the Company, if after the execution and delivery of the Underwriting Agreement and prior to the Closing Date or prior to each day, if any, that Additional Common Shares are to be purchased (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq or the TSX, (ii) trading of any of our securities shall have been suspended on the Nasdaq or TSX, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State or Canadian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in Manager’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Manager’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Initial Common Shares on the terms and in the manner contemplated in this Prospectus Supplement. The Underwriters are, however, obligated to take up and pay for all of the Initial Common Shares if any Initial Common Shares are purchased under the Underwriting Agreement.
Subject to the terms of the Underwriting Agreement, we have also agreed to indemnify each of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 of the U.S. Securities Act against certain liabilities, including civil liabilities under Canadian and United States securities legislation, or to contribute to any payments the Underwriters may be required to make in respect thereof. The Underwriters, as principals, conditionally offer the Initial Common Shares qualified under this Prospectus Supplement and the Base Shelf Prospectus, subject to prior sale, when, as and if delivered to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Initial Common Shares, and other conditions contained in the Underwriting Agreement, such as the receipt by the Underwriters of officers’ certificates and legal opinions. The Underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Pursuant to the Underwriting Agreement, we have agreed that until the date that is 90 days following the date of the Underwriting Agreement (the “Restricted Period”), we will not, directly or indirectly, and will not publicly disclose any intention to, without the prior written consent of Morgan Stanley & Co. LLC, subject to certain exceptions: (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares (the “Subject Shares”) or any securities convertible into or exercisable or exchangeable for Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Subject Shares, or, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Subject Shares or such other securities, in cash or otherwise (iii) file any registration statement with the SEC or prospectus with any Canadian securities regulatory authority relating to the offering of any Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares. The exceptions include: (a) the Initial Common Shares (and any Additional Common Shares) to be sold in the Offering; (b) the issuance of incentive compensation or equity (including the Subject Shares) under the incentive plans of the Company, as such plans may be adopted, amended or restated, (c) any Subject Shares issued pursuant to any existing employee share purchase plan of the Company, (d) the filing of one or more registration statements on Form S-8 relating to stock options, other equity awards or employee benefits of the Company, provided certain conditions are met, (e) Subject Shares or other securities issued in connection with an acquisition or a transaction that includes a commercial relationship (including joint ventures, collaborations, partnership or other strategic acquisitions); provided certain conditions are met, including that (i) the aggregate amount of Subject Shares issued in connection with such transactions does not exceed 10% of the total shares outstanding of the Company upon consummation of the Offering, and, (ii) in the case of any such issuance prior to the expiration of the Restricted Period, each such recipient of Subject Shares or securities agrees to be bound by restrictions applicable to our directors and officers detailed below or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or similar plan under Canadian securities laws for the transfer of Subject Shares, provided that certain conditions are met, including that (i) such plan does not provide for the transfer of Subject Shares, during the Restricted Period, and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us or on our behalf regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Subject Shares may be made under such plan during the Restricted Period. Notwithstanding the foregoing, the Company may issue Subject Shares in connection with the StarBlue Acquisition during the Restricted Period.
In addition, our directors and officers, and certain of our shareholders, have executed “lockup” letters pursuant to which, until the date that is 90 days following the date of this Prospectus Supplement relating to this Offering, they have agreed that they will not, and will not publicly disclose the intention to, without the consent of Morgan Stanley & Co. LLC, subject to certain exceptions: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by them or any securities convertible into or exercisable or exchangeable for Common Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Subject Shares. The exceptions include: (a) the Initial Common Shares and Additional Common Shares sold in the Offering; (b) transactions relating to Subject Shares or other securities acquired in open market transactions after completion of the Offering, subject to certain exceptions; (c) a bona fide gift, including charitable contributions, or for bona fide estate planning purposes, of Subject Shares or securities convertible into Subject Shares; (d) distributions of Subject Shares or any security convertible into Subject Shares to general or limited partners, members or stockholders or other equity holders of the signatory; (e) transfers of Subject Shares or any security convertible into Subject Shares to certain affiliates of the signatory, subject to certain exceptions, (f) a bona fide third-party tender offer, take-over bid, plan of arrangement, merger, consolidation or other similar transaction made to all holders of Subject Shares involving a change of control of the Company, provided that certain conditions are met; (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or similar plan under Canadian securities laws for the transfer of Subject Shares, provided that certain conditions are met and (h) receipt of securities (including on a “net” basis with transfers to us) solely made in connection with exercises of outstanding stock options or warrants or vesting and/or redemptions of restricted share units or other equity awards of the Company or to cover tax withholding obligations of the undersigned in connection with such exercise, vesting and/or redemption, provided that certain conditions are met.
The outstanding Common Shares are listed and posted for trading on the TSX under the symbol “STC”. On November 12, 2021, being the last trading day before the filing of this Prospectus Supplement, the closing price of the Common Shares on the TSX was C$28.49 or US$22.68 (based on the daily exchange rate for the U.S dollar in terms of Canadian dollars, as quoted by the Bank of Canada, of C$1.00 = US$0.7959). The outstanding Common Shares were approved for listing on the Nasdaq under the trading symbol “SANG” on November 11, 2021.We have applied to list the Offered Common Shares on the TSX and the Nasdaq. Listing is subject to our fulfillment of all of the listing requirements of the TSX and Nasdaq, respectively.
The Underwriters propose to offer the Initial Common Shares initially at the Offering Price. After the Underwriters have made reasonable efforts to sell the Initial Common Shares at the Offering Price, the Underwriters may offer the Initial Common Shares to the public at prices lower than the Offering Price, and the compensation realized by the Underwriters pursuant to the Offering will effectively be decreased by the amount that the price paid by purchasers for the Initial Common Shares is less than the original Offering Price. Any such reduction will not affect the net proceeds of the Offering received by us.
Pursuant to the rules and policy statements of certain Canadian securities regulatory authorities, the Underwriters may not, throughout the period of distribution under this Prospectus Supplement, bid for or purchase Common Shares. The foregoing restriction is subject to certain exceptions. These exceptions include a bid or purchase permitted under the by-laws and rules of applicable Canadian regulatory authorities and the TSX including the Universal Market Integrity Rules for Canadian Marketplaces administered by the Investment Industry Regulatory Organization of Canada relating to market stabilization and market-balancing activities and a bid or purchase made on behalf of a client where the client’s order was not solicited during the period of distribution.
Subject to applicable laws, the Underwriters may, in connection with this Offering, over-allot or effect transactions that stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail on the open market, including: stabilizing transactions; short sales; purchases to cover positions created by short sales; imposition of penalty bids; and syndicate covering transactions. Such transactions, if commenced, may be discontinued at any time.
Stabilizing transactions consist of bids or purchases made for the purpose of preventing or delaying a decline in the market price of the Common Shares while the Offering is in progress. Short sales involve the sale by the Underwriters of a greater number of Common Shares than they are required to purchase in the Offering. Short sales may be “covered short sales”, which are short positions in an amount not greater than the Over-Allotment Option, or may be “naked short sales”, which are short positions in excess of that amount.
The Underwriters may close out any covered short position either by exercising the Over-Allotment Option, in whole or in part, or by purchasing Common Shares in the open market. In making this determination, the Underwriters will consider, among other things, the price of the Common Shares available for purchase in the open market compared with the price at which they may purchase Additional Common Shares through the Over-Allotment Option. If, following the closing of the Offering, the market price of the Common Shares decreases, the short position created by the over-allocation position in the Common Shares may be filled through purchases in the open market, creating upward pressure on the price of the Common Shares. If, following the closing of the Offering, the market price of Common Shares increases, the over-allocation position in the Common Shares may be filled through the exercise of the Over-Allotment Option.
The Underwriters must close out any naked short position by purchasing Common Shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market that could adversely affect investors who purchase in the Offering. Any naked short position would form part of the Underwriters’ over-allocation position. A purchaser who acquires Common Shares forming part of the Underwriters’ over-allocation position resulting from any covered short sales or naked short sales will acquire such Common Shares under this Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.
Subscriptions will be received subject to rejection or allotment in whole or in part and the Underwriters reserve the right to close the subscription books at any time without notice. It is expected that we will arrange for the instant deposit of the Initial Common Shares by the Underwriters under the book-based system of registration, to be registered to DTC and deposited with DTC on the Closing Date, or as otherwise may be agreed to between us and the Underwriters. In the case of certain Canadian purchasers, we may alternatively arrange for the electronic deposit of the Initial Common Shares distributed under the Offering under the book-based system of registration, to be registered in the name of CDS or its nominee and deposited with CDS on the Closing Date. No certificates evidencing the Offered Common Shares will be issued to purchasers of the Offered Common Shares. Purchasers of the Offered Common Shares will receive only a customer confirmation from the Underwriter or other registered dealer from or through whom a beneficial interest in the Offered Common Shares is purchased.
Relationship Between the Company and Certain Underwriters
The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.
In particular, each of BMO Nesbitt Burns Inc. and BMO Capital Markets Corp. is a subsidiary of the Lender, which Lender and certain of its subsidiaries are our principal lenders pursuant to the terms of the credit agreement dated October 17, 2019, as amended on March 31, 2021, among Sangoma Technologies Inc., Sangoma U.S. Inc., the Lender and other lenders (the “Credit Facility”). Under the Credit Facility, the Lender has made available to us: (i) a committed revolving credit facility in the amount of up to US$3,000,000; and (ii) a committed term credit facility in the amount of $35,662,500. Accordingly, pursuant to applicable securities legislation, we may be considered a “connected issuer” to each of BMO Nesbitt Burns Inc. and

BMO Capital Markets Corp. As at the date of this Prospectus Supplement, we have outstanding indebtedness to the Lenders in the aggregate amounts of $35,662,500. We are in compliance in all material respects with the terms of the Credit Facility. The Lender has not waived any breach of the Credit Facility. The Credit Facility is secured by a first ranking security interest over all of our, and certain of our subsidiaries’, present and future personal property. Since the Credit Facility has been made available to us, there has been no material adverse change in our financial position or the value of the security for the Credit Facility. The terms of the Offering were determined solely by negotiation among the Company and the Underwriters, and the Lender was not involved in the decision to proceed with the Offering or in the determination of the terms of the Offering. It is not currently contemplated that any of the proceeds of the Offering will be used to repay any amounts owed to the Lender pursuant to the Credit Facility.
In the ordinary course of their various business activities, the Underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The Underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the EEA (each a “Relevant State”), no Common Shares have been offered or will be offered pursuant to the Offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Common Shares that has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Common Shares may be made to the public in that Relevant State at any time:
a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Common Shares shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any Common Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Common Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
United Kingdom
No Common Shares have been offered or will be offered pursuant to the Offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Common Shares that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it has been approved by the Financial Conduct Authority in accordance with the transitional provisions in Regulation 74 of the Prospectus

(Amendment etc.) (EU Exit) Regulation 2019, except that offers of Common Shares may be made to the public in the United Kingdom at any time:
a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended (the “FSMA”),

provided that no such offer of Common Shares shall require the Company or any Underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of these provisions, the expression an “offer to the public” in relation to any Common Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Common Shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.
In the United Kingdom, this Prospectus Supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “FPO”) and/or (ii) are high net worth entities or other persons falling within Article 49(2)(a) to (d) of the FPO and/or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any Common Shares may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this Prospectus Supplement or use it as the basis for taking any action. In the United Kingdom, any investment or investment activity that this Prospectus Supplement relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this Prospectus Supplement or any of its contents.
Each Underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Common Shares in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Common Shares in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Switzerland
This Prospectus Supplement is not intended to constitute an offer or solicitation to purchase or invest in the Common Shares. The Common Shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the Common Shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the Common Shares constitutes a prospectus pursuant to the FinSA, and neither this Prospectus Supplement nor any other offering or marketing material relating to the Common Shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre
This Prospectus Supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This Prospectus Supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this Prospectus Supplement nor taken steps to verify the information set forth herein and has no responsibility for the Prospectus. The Common Shares to which this Prospectus Supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Common Shares offered should conduct their own due diligence on the Common Shares. If you do not understand the contents of this Prospectus Supplement you should consult an authorized financial advisor.
Hong Kong
The Common Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation, or document relating to the Common Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Common Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the Common Shares. Accordingly, the Common Shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan. For Qualified Institutional Investors (QII) please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Common Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Common Shares. The Common Shares may be transferred only to QIIs. For Non-QII Investors please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Common Shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Common Shares. The Common Shares may be transferred only en bloc without subdivision to a single investor.
Singapore
This Prospectus Supplement and the accompanying Base Shelf Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, this Prospectus Supplement and the accompanying Base Shelf Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Shares may not be circulated or distributed, nor may the Common Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Common Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Common Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) pursuant to Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offer of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Notification under Section 309B(1)(c) of the SFA
The Company has determined that the Common Shares are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Solely for the purposes of its obligations pursuant to Section 309B of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in the CMP Regulations 2018), that the Common Shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Australia
No “prospectus” or other “disclosure document”, as each of those terms are defined in the Corporations Act 2001 of Australia (the “Australian Corporations Act”), in relation to the Common Shares has been, or will be, lodged with the Australian Securities and Investments Commission. Each Underwriter has represented and agreed that it: (a) has not made (directly or indirectly) or invited, and will not make (directly or indirectly) or invite, an offer of the Common Shares for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and (b) has not distributed or published, and will not distribute or publish, this Prospectus Supplement, the accompanying Base Shelf Prospectus or any other offering material or advertisement relating to the Common Shares in Australia, unless: (i) the aggregate consideration payable for such Common Shares on acceptance of the offer is at least $500,000 Australian dollars (or its equivalent in any other currency, in either case calculated in accordance with both section 708(9) of the Australian Corporations Act and regulation 7.1.18 of the Corporations Regulations 2001 of Australia) or the offer or invitation does not otherwise require disclosure to investors under Parts 6D.2 or 7.9 of the Australian Corporations Act; (ii) the offer or invitation constitutes an offer to either a “wholesale client” or “sophisticated investor” for the purposes of Chapter 7 of the Australian Corporations Act; (iii) such action complies with any applicable laws, regulations and directives (including without limitation, the licensing requirements set out in Chapter 7 of the Australian Corporations Act) in Australia; and (iv) such action does not require any document to be lodged with Australian Securities and Investments Commission or any other regulatory authority in Australia.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
In the opinion of Wildeboer Dellelce LLP, counsel to the Company, and Blake, Cassels & Graydon LLP, counsel to the Underwriters (collectively, “Legal Counsel”), the following summary describes the principal Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) generally applicable to the acquisition, holding and disposition of Offered Common Shares by a holder who acquires, as beneficial owner, the Offered Common Shares pursuant to the Offering and who, for purposes of the Tax Act and at all relevant times, holds the Offered Common Shares as capital property, deals at arm’s length with the Company and each Underwriter and is not affiliated with the Company or any Underwriter (a “Holder”). Generally, the Offered Common Shares will be considered to be capital property to a Holder provided the Holder does not acquire or hold the Offered Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.
This summary is not applicable to a Canadian Holder (i) that is a “financial institution” (as defined in the Tax Act for the purposes of the mark-to-market rules), (ii) an interest in which would be a “tax shelter investment” (as defined in the Tax Act), (iii) that is a “specified financial institution” (as defined in the Tax Act), (iv) that has elected to report its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency, or (v) that has entered or will enter into a “derivative forward agreement” (as defined in the Tax Act) with respect to the Offered Common Shares. Such Holders should consult their own tax advisors with respect to an investment in the Offered Common Shares.
This summary does not address the possible application of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act to a holder that is a corporation resident in Canada that is or becomes, or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Offered Common Shares, controlled by a non-resident person or group of non-resident persons for the purposes of section 212.3 of the Tax Act. Such holders should consult their own tax advisors with respect to the possible application of these rules. In addition, this summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of the Offered Common Shares.
This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance prior to the date hereof (the “Proposed Amendments”) and Legal Counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency made publicly available prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed, however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account any changes in law or administrative policy or assessing practice, whether by legislative, governmental or judicial action or decision, nor does it take into account provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.
This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder or prospective holder of the Offered Common Shares, and no representations with respect to the income tax consequences to any holder or prospective holder are made. Consequently, holders and prospective holders of the Offered Common Shares should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring the Offered Common Shares, having regard to their particular circumstances.
Currency Conversion
For purposes of the Tax Act, all amounts expressed in a currency other than Canadian dollars relating to the acquisition, holding or disposition of Offered Common Shares must be converted into Canadian dollars based on the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the Minister of National Revenue.

Holders Resident in Canada
This portion of the summary applies to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, is or is deemed to be resident in Canada (a “Canadian Holder”). Certain Canadian Holders of the Common Shares who are residents of Canada and who might not otherwise be considered to hold their Offered Common Shares as capital property may, in certain circumstances, be entitled to have the Offered Common Shares, and all other “Canadian securities” (as defined in the Tax Act) owned by such holders in the taxation year of the election and any subsequent taxation year, treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Canadian Holders should consult their own tax advisors regarding this election.
Dividends on Offered Common Shares
Dividends received or deemed to be received on the Offered Common Shares by a Canadian Holder who is an individual will generally be included in the individual’s income and, except in the case of certain trusts, will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received by individuals from taxable Canadian corporations, including the enhanced dividend tax credit rules applicable to any dividends (including deemed dividends) designated by the Company as “eligible dividends” in accordance with the Tax Act. There may be limitations on the ability of the Company to designate dividends as “eligible dividends.”
Dividends received or deemed to be received on the Offered Common Shares by a Canadian Holder that is a corporation will be included in computing its income and will generally be deductible in computing its taxable income, subject to the detailed rules in the Tax Act. In certain circumstances, however, a dividend received (or deemed to be received) by a Canadian Holder that is a corporation may be deemed to be proceeds of disposition or a capital gain. Canadian Holders that are corporations should consult their own tax advisors having regard to their own particular circumstances. A Canadian Holder that is a “private corporation”, as defined in the Tax Act, or any other corporation controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), will generally be liable to pay a refundable tax under Part IV of the Tax Act on dividends received (or deemed to be received) on the Offered Common Shares to the extent such dividends are deductible in computing its taxable income for the taxation year.
Dispositions of Offered Common Shares
A Canadian Holder who disposes of or is deemed to dispose of an Offered Common Share (other than to the Company, unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market) will generally realize a capital gain (or sustain a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such share to such Canadian Holder. The adjusted cost base to a Canadian Holder of Offered Common Shares acquired hereunder will generally be determined by averaging the cost of such Offered Common Shares to the Canadian Holder with the adjusted cost base of other Common Shares held by the Canadian Holder as capital property immediately before the acquisition.
Taxation of Capital Gains and Capital Losses
Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Canadian Holder in a taxation year must be included in the Canadian Holder’s income for the year and one-half of any capital loss (an “allowable capital loss”) realized by a Canadian Holder in a taxation year must be deducted from taxable capital gains realized by the Canadian Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.
The amount of any capital loss realized by a Canadian Holder that is a corporation on the disposition of an Offered Common Share may be reduced by the amount of dividends received or deemed to be received by it on such Offered Common Share, to the extent and under the circumstances described in the Tax Act. Similar rules may apply where an Offered Common Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Canadian Holders should consult their own tax advisors.
Aggregate Investment Income
A Canadian Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay a refundable tax on its “aggregate investment income”, which is defined in the Tax Act to include amounts in respect of taxable capital gains and dividends or deemed dividends that are not deductible in computing such corporation’s income.
Alternative Minimum Tax
Capital gains realized and dividends received or deemed to be received by an individual (including certain trusts) may give rise to liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. Canadian Holders who are individuals should consult their own tax advisors in this regard.
Holders Not Resident in Canada
This portion of the summary applies to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention (i) is neither resident nor deemed to be resident in Canada, and (ii) does not, and is not deemed to, use or hold the Offered Common Shares in a business carried on in Canada (a “Non-Canadian Holder”). Special rules, not discussed in this summary, may apply to an insurer who carries on an insurance business in Canada and elsewhere or that is an “authorized foreign banks” as defined in the Tax Act.
Dividends on Offered Common Shares
Any dividends paid or credited, or deemed to be paid or credited, on the Offered Common Shares, as the case may be, to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless the rate is reduced under the provisions of an applicable income tax convention. For instance, where the Non-Canadian Holder is a resident of the United States that is entitled to applicable benefits under the Canada-United States Income Tax Convention (1980), as amended, and is the beneficial owner of the dividends, the rate of Canadian withholding tax applicable to dividends is generally reduced to 15%. Non-Canadian Holders should consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.
Disposition of Offered Common Shares
A Non-Canadian Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Canadian Holder on a disposition of an Offered Common Share unless such share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to relief under an applicable income tax convention.
As long as the Offered Common Shares are then listed on a designated stock exchange (which currently includes the Nasdaq and the TSX), the Offered Common Shares generally will not constitute taxable Canadian property of a Non-Canadian Holder, unless at any time during the 60-month period immediately preceding the disposition of the Offered Common Shares, as the case may be, the following two conditions are simultaneously met: (i) (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder did not deal at arm’s length, (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class of the capital stock of the Company, and (ii) more than 50% of the fair market value of the Offered Common Shares was derived directly or indirectly from one or any combination of: (w) real or immovable property situated in Canada; (x) Canadian resource properties; (y) timber resource properties; or (z) options in respect of, or interests in or for civil law rights in, property described in (w) to (y), whether or not the property exists. A Non-Canadian Holder contemplating a disposition of Offered Common Shares that may constitute taxable Canadian property should consult their own tax advisor prior to such disposition. Notwithstanding the foregoing, Offered Common Shares may also be deemed to be taxable Canadian property to a Non-Canadian Holder in certain cases under other provisions of the Tax Act.
Non-Canadian Holders who may hold Offered Common Shares as taxable Canadian property should consult their own tax advisors.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion describes the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of Common Shares by U.S. Holders (as defined herein). This discussion applies to U.S. Holders that purchase Common Shares pursuant to this Offering and hold such Common Shares as capital assets (generally, assets held for investment purposes). This discussion is based on the Internal Revenue of Code of 1986 as amended (the “IRC”), U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold Common Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities (or arrangements treated as a partnership for U.S. federal income tax purposes), and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences or the requirements of Section 451 of the IRC with respect to conforming the timing of income accruals to financial statements. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described herein.
As used in this discussion, the term “U.S. Holder” means a beneficial owner of Common Shares that is, (1) an individual who is a citizen or resident alien of the United States for U.S. federal income tax purposes, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.
If a partnership or pass-through entity for U.S. federal income tax purposes is the beneficial owner of Common Shares, the U.S. federal income tax consequences relating to an investment in the Common Shares will depend in part upon the status and activities of such entity and the particular partner. A U.S. Holder that is a partner (or other owner) of a pass-through entity that acquires Common Shares is urged to consult its own tax advisors regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of Common Shares.
Persons considering an investment in Common Shares are urged to consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of Common Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.
Passive Foreign Investment Company Consequences
Special, generally unfavorable, U.S. federal income tax rules apply to U.S. persons owning stock of a passive foreign investment company (“PFIC”). In general, a corporation organized outside the United States will be treated as a PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income”, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation or partnership in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.
We do not believe we were a PFIC for the year ended June 30, 2021 and do not believe we are currently a PFIC for U.S. federal income tax purposes. However, because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current taxable year. Because we may hold a substantial amount of cash and cash equivalents following this Offering, and because the calculation of the value of our assets may be based in part on the value of Common Shares, which may fluctuate considerably, we may also be a PFIC in the current or future taxable years. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status and also expresses no opinion with regard to our expectations regarding our PFIC status.
If we are a PFIC in any taxable year during which a U.S. Holder owns Common Shares, such U.S. Holder would be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the Common Shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the Common Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for Common Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.
If we are a PFIC for any year during which a U.S. Holder holds Common Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the Common Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the Common Shares. If the election is made, the U.S. Holder will be deemed to sell the Common Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Common Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.
If we are a PFIC for any taxable year during which a U.S. Holder holds Common Shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is urged to consult its own tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.
If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on Common Shares if such U.S. Holder makes a valid “mark-to-market” election for our Common Shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Our Common Shares will be marketable stock as long as they remain listed on the Nasdaq and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of Common Shares held at the end of such taxable year over the adjusted tax basis of such Common Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Common Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in Common Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of Common Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.
A mark-to-market election will not apply to Common Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for the Common Shares.
The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid QEF election. At this time we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, and therefore prospective investors should assume that a QEF election will not be available.
As discussed below under “— Distributions,” notwithstanding any election made with respect to the Common Shares, if we are a PFIC in either the taxable year of the distribution or the preceding taxable year, dividends received with respect to the Common Shares will not qualify for reduced rates of taxation.
Each U.S. person that is an investor in a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.
The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of Common Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Common Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of Common Shares of a PFIC.
Distributions
Subject to the discussion above under “Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to Common Shares generally will be required to include the gross amount of such distribution (before reduction for any Canadian withholding taxes withheld therefrom) in gross income as a dividend when actually or constructively received to the extent paid out of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that a distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Common Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Common Shares, the remainder will be taxed as capital gain recognized on a sale, exchange or other taxable disposition (as discussed below). Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on Common Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.
Dividends paid by a “qualified foreign corporation” are eligible for taxation in the case of non-corporate U.S. Holders at a reduced long-term capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on common shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Canada for purposes of, and are eligible for the benefits of, the U.S.-Canada Treaty, which the IRS has determined is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision, although there can be no assurance in this regard as of this filing or prospectively. Further, our Common Shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq, as we intend the Common Shares to be. Therefore, subject to the discussion above under “— Passive Foreign Investment Company Consequences”, if the U.S. Treaty is applicable, or if the Common Shares are readily tradable on an established securities market in the United States, dividends paid on Common Shares will more likely be treated as “qualified dividend income” in the hands of non-corporate U.S. Holders, provided that certain conditions are met, including conditions relating to holding period and the absence of certain risk reduction transactions. Each non-corporate U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.
Sale, Exchange or Other Disposition of Common Shares
Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of Common Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the Common Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Common Shares were held by the U.S . Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder from the sale or other disposition of Common Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.
Receipt of Foreign Currency
The gross amount of any payment in a currency other than U.S. dollars will be included by each U.S. Holder in income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day such U.S. Holder actually or constructively receives the payment in accordance with its regular method of accounting for U.S. federal income tax purposes regardless of whether the payment is in fact converted into U.S. dollars at that time. If the foreign currency is converted into U.S. dollars on the date of the payment, the U.S. Holder should not be required to recognize any foreign currency gain or loss with respect to the receipt of foreign currency. If, instead, the foreign currency is converted at a later date, any currency gains or losses resulting from the conversion of the foreign currency will be treated as U.S. source ordinary income or loss for U.S. foreign tax credit purposes. U.S. Holders are urged to consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.
Additional Tax on Net Investment Income
U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder’s “net investment income” generally includes, among other things, dividends and net gains from disposition of property (other than property held in the ordinary course of the conduct of a trade or business). Accordingly, dividends on and capital gain from the sale, exchange or other taxable disposition of Common Shares may be subject to this additional tax. U.S. Holders are urged to consult their own tax advisors regarding the additional tax on passive income.

Information Reporting and Backup Withholding
In general, dividends paid to a U.S. Holder in respect of Common Shares and the proceeds received by a U.S. Holder from the sale, exchange or other disposition of Common Shares within the United States or through certain U.S.-related financial intermediaries will be subject to U.S. information reporting rules, unless a U.S. Holder is a corporation or other exempt recipient and properly establishes such exemption. Backup withholding may apply to such payments if a U.S. Holder does not establish an exemption from backup withholding, or fails to provide a correct taxpayer identification number or make any other required certifications.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
In addition, U.S. Holders should be aware of reporting requirements with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds US$50,000. U.S. Holders must attach a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their return for each year in which they hold our Common Shares. U.S. Holders should also be aware that if the Company were a PFIC, they would generally be required to file IRS Form 8261, Information Return by a Shareholder of a Passive Foreign Investments Company or Qualified Electing Fund, during any taxable year in which such U.S . Holder recognizes gain or receives an excess distribution or with respect to which the U.S. Holder has made certain elections. U.S. Holders are urged to consult their own tax advisors regarding the application of the information reporting rules to the Common Shares and their particular situations.
EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISORS ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.
LEGAL MATTERS
Certain legal matters relating to the Offering and this Prospectus Supplement will be passed upon on our behalf by Wildeboer Dellelce LLP with respect to Canadian legal matters and Paul, Weiss, Rifkind, Wharton & Garrison LLP with respect to U.S. legal matters, and on behalf of the Underwriters by Blake, Cassels & Graydon LLP with respect to Canadian legal matters and Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters. As at the date of this Prospectus Supplement, the partners and associates of each of Wildeboer Dellelce LLP and Blake, Cassels & Graydon LLP beneficially own, directly and indirectly, less than 1% of our outstanding securities or other property, or that of our affiliates.
INTEREST OF EXPERTS
As of the date hereof, the partners and associates of Wildeboer Dellelce LLP, as a group, own, directly or indirectly, less than 1% of each class of outstanding securities of the Company. As of the date hereof, the partners and associates of Blake, Cassels & Graydon LLP, as a group, beneficially own, directly or indirectly, less than 1% of each class of outstanding securities of the Company.
MNP LLP, Chartered Professional Accountants, as auditors of the Company, has advised that it is independent of the Company within the meaning of the CPA Code of Professional Conduct of the Chartered Professional Accountants of Ontario.
StarBlue Inc.’s auditors were Grant Thornton LLP, independent certified public accountants, who performed the audit in respect of certain financial statements of StarBlue Inc. incorporated by reference in this Prospectus Supplement.
AUDITOR, TRANSFER AGENT AND REGISTRAR
The Company’s external auditors are MNP LLP, located at 111 Richmond Street West Suite 300 Toronto, Ontario, M5H 2G4. The transfer agent and registrar for the Common Shares is Computershare Investor

Services Inc. at its principal office in Toronto, Ontario, and in the United States is Computershare Trust Company, N.A. at its principal office in 250 Royall Street, Canton, Massachusetts.
ENFORCEMENT OF CIVIL LIABILITIES
Certain of our operations and assets are located outside the United States, and certain of our officers, directors and shareholders reside outside of the United States, and some of the Underwriters or experts named in the Registration Statement may be residents of a foreign country.
We have appointed an agent for service of process in the United States. It may be difficult for investors who reside in the United States to effect service of process in the United States upon us, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against us or its directors and officers. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.
We filed with the SEC, concurrently with the Registration Statement of which this Prospectus Supplement forms a part, an appointment of agent for service of process on Form F-X. Under Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of securities under this Prospectus Supplement.
Certain of our operations and assets are also located outside of Canada, and certain of our officers, directors and shareholders, reside outside of Canada. See “Enforcement of Judgments Against Foreign Persons”.
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS
Two of our directors reside outside of Canada. These persons have appointed the following agent for service of process in Canada:
Name of Person	Name and Address of Agent
Norman Worthington	Wildeboer Dellelce Corporate Services Inc., Wildeboer Dellelce Place, Suite 800, 365 Bay Street, Toronto, Ontario M5H 2V1
Marc Lederman	Wildeboer Dellelce Corporate Services Inc., Wildeboer Dellelce Place, Suite 800, 365 Bay Street, Toronto, Ontario M5H 2V1
Purchasers are advised that it may not be possible to enforce judgments obtained in Canada against any person or company that is incorporated, continued or organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been filed or furnished with the SEC as part of the Registration Statement of which the Base Shelf Prospectus and this Prospectus Supplement form a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of MNP LLP; (iv) the consent of Grant Thornton LLP; (v) the consent of Wildeboer Dellelce LLP; (vi) the consent of Blake, Cassels & Graydon LLP; and (vii) the Underwriting Agreement.

SHORT FORM BASE SHELF PROSPECTUS
New Issue November 12, 2021
SANGOMA TECHNOLOGIES CORPORATION
C$200,000,000
Common Shares
Debt Securities
Warrants
Subscription Receipts
Units
Sangoma Technologies Corporation (the “Company” or “Sangoma”) may offer, issue and sell, as applicable, from time to time common shares (“Common Shares”), debt securities (“Debt Securities”), warrants (“Warrants”) to acquire any of the other securities that are described in this short form base shelf prospectus (the “Prospectus”), subscription receipts (“Subscription Receipts”) to acquire any of the other securities that are described in this Prospectus, and units (“Units”) comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”), for up to an aggregate offering price of C$200,000,000 (or the Canadian-dollar equivalent at the time of issuance of any Securities that are denominated in a foreign currency or currency unit), in one or more transactions during the 25-month period that this Prospectus, including any amendments hereto, remains effective.
The Company will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series.
All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities offered pursuant to this Prospectus.
The Securities may be offered and sold to or through underwriters or dealers purchasing as principals, by the Company or, to one or more purchasers, directly pursuant to applicable statutory exemptions or through agents designated by the Company from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. See “Plan of Distribution”. Each Prospectus Supplement will identify each underwriter, dealer or agent engaged in connection with the offering and sale of those Securities to which the Prospectus Supplement relates, and will also set forth the method of distribution and the terms of the offering of such Securities including the net proceeds to the Company and, to the extent applicable, any fees, discounts or other compensation payable to the underwriters, dealers or agents. Unless otherwise specified in a Prospectus Supplement, the offerings are subject to the approval of certain legal matters on behalf of the Company by Wildeboer Dellelce LLP.
In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may, subject to applicable law, over-allocate or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities offered at levels other than those which otherwise might prevail on the open market. These transactions may be commenced, interrupted or discontinued at any time. Any purchaser who acquires Securities forming part of the underwriters’ over-allocation position acquires those Securities under the applicable Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”.
The Common Shares began trading on the Toronto Stock Exchange (“TSX”) under the symbol “STC” as of November 1, 2021, at which time they were voluntarily delisted from the TSX Venture Exchange (“TSXV”). On November 11, 2021, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $27.00. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is currently no market through which such Securities other than Common Shares may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors” as well as the “Risk Factors” section of the applicable Prospectus Supplement.
Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences. This Prospectus does not discuss Canadian or other tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Risk Factors”.
Two of our directors (Norman Worthington and Marc Lederman) reside outside of Canada. These individuals have appointed Wildeboer Dellelce Corporate Services Inc., Wildeboer Dellelce Place, Suite 800, 365 Bay Street, Toronto, Ontario M5H 2V1 as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if such person or company has appointed an agent for service of process.
No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.
Sangoma’s head and registered office is located at 100 Renfrew Drive, Suite 100, Markham, Ontario L3R 9R6, and its telephone number is (905) 474-1990.
i

ii

ABOUT THIS PROSPECTUS
Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. Sangoma has not authorized anyone to provide readers with information different from that contained or incorporated by reference in this Prospectus. Sangoma takes no responsibility for, and can provide no assurance as to the reliability of any other information that others may give readers of this Prospectus. Sangoma is not making an offer of Securities in any jurisdiction where the offer is not permitted. Readers are required to inform themselves about, and to observe any restrictions relating to, any offer of Securities and the possession or distribution of this Prospectus and any applicable Prospectus Supplement.
Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.
This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities in compliance with applicable securities laws. Sangoma does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.
Market data and certain industry forecasts used in this Prospectus and the documents incorporated by reference in this Prospectus were obtained from market research, publicly available information and industry publications. Sangoma believes that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. Sangoma has not independently verified such information, and does not make any representation as to the accuracy of such information.
Other than with respect to the disclosure set out in the documents that are incorporated by reference in this Prospectus which were filed prior to November 2, 2021, the disclosure in this Prospectus is presented on a post-Share Consolidation (as defined below) basis.
The Company’s consolidated financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). Sangoma publishes its consolidated financial statements for periods up to and including June 30, 2021 in Canadian dollars and for subsequent periods in U.S. dollars.
Unless otherwise noted or the context otherwise requires, all references to “Sangoma”, the “Company”, “we”, “us” and “our” refer to Sangoma Technologies Corporation, its predecessors and subsidiaries.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces of Canada other than the Province of Québec. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of the Company at 100 Renfrew Drive, Suite 100, Markham, Ontario L3R 9R6, telephone (905) 474-1990 extension 4107, or by accessing the disclosure documents available through the Internet, on the System for Electronic Document Analysis and Retrieval (SEDAR), which can be accessed under the Company’s profile at www.sedar.com.
The following documents, filed by the Company with the various securities commissions or similar authorities in each of the provinces of Canada other than the Province of Québec, are specifically incorporated by reference in and form an integral part of this Prospectus:
(a)
the annual information form of the Company dated October 28, 2021 for the year ended June 30, 2021 (the “Annual Information Form”);

(b)
the audited consolidated financial statements of the Company for the years ended June 30, 2021 and 2020, together with the notes thereto and the auditors’ report thereon;

(c)
management’s discussion and analysis of financial condition and results of operations of the Company for the fiscal year ended June 30, 2021;

(d)
the unaudited condensed consolidated interim financial statements of the Company for the three month period ended September 30, 2021 and 2020, together with the notes thereto (the “Q1 2022 Financial Statements”);

(e)
management’s discussion and analysis of the Company for the three month period ended September 30, 2021;

(f)
the management information circular of the Company dated November 12, 2020 prepared in connection with the annual and special meeting of shareholders of the Company held on December 17, 2020;

(g)
the management information circular of the Company dated February 26, 2021 prepared in connection with the special meeting of shareholders of the Company held on March 29, 2021 except Appendix B and all references to or summaries of the fairness opinion forming such Appendix included or incorporated by reference therein;

(h)
the business acquisition report dated June 14, 2021 prepared in connection with the completion of the Company’s acquisition of StarBlue Inc. (the “StarBlue Acquisition”) on March 31, 2021;

(i)
the management information circular of the Company dated August 25, 2021 prepared in connection with the special meeting of shareholders of the Company held on September 23, 2021; and

(j)
the material change report dated November 8, 2021 filed in respect of the Share Consolidation.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference in this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.
Any document of the type required by National Instrument 44-101 — Short Form Prospectus Distributions (“NI 44-101”) to be incorporated by reference in a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements (in each case, including any applicable exhibits containing updated earnings coverage information) and the independent auditor’s report thereon, management’s discussion and analysis and information circulars of the Company filed by the Company with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference in this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.
Any template version of any “marketing materials” (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.
Upon a new annual information form and annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis of financial condition and results of operations, and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated in this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus.
References to our website in any documents that are incorporated by reference in this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website in this Prospectus or any Prospectus Supplement, and we disclaim any such incorporation by reference.
A Prospectus Supplement containing the specific terms of an offering of Securities and other information in relation to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference in this Prospectus as of the date of such Prospectus Supplement but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus, including the documents incorporated by reference herein, contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information included in this Prospectus and in the documents incorporated by reference herein may relate to our financial outlook and anticipated events or results and may include information regarding our financial position, business strategy, growth strategies, addressable markets, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate is forward- looking information.
In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved” and the negative of these terms and similar terminology. In addition, any statements in this Prospectus or in the documents incorporated by reference herein that refer to expectations, intentions, projections or other characterizations of future events or circumstances, contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances as at the date such statements are made. This forward-looking information includes, among other things, statements relating to: expectations regarding industry trends; our growth rates and growth strategies; addressable markets for our products and services; the achievement of advances in and expansion of our products and services; expectations regarding our revenue and the revenue generation potential of our products and services; our business plans and strategies; and our competitive position in our industry.
The forward-looking information included in this Prospectus and in the documents incorporated by reference herein reflects the Company’s current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies, many of which, with respect to future events, are subject to change. Some of the risks and other factors which could cause results to differ materially from those expressed in the forward-looking information contained herein include, but are not limited to, the impact of COVID-19, changes in exchange rate between the Canadian dollar and other currencies (in particular the United States’ (“U.S.”) dollar), changes in technology, changes in the business climate, changes in the regulatory environment, the imposition of tariffs, the decline in the importance of the Public Switched Telephone Network (“PSTN”), impairment of goodwill and new competitive pressures.
Forward-looking information is necessarily based on a number of opinions, estimates and assumptions that we considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including but not limited to the “Risk Factors” section of this Prospectus, our Annual Information Form, as well as those contained in any applicable Prospectus Supplement. Our Annual Information Form is available under our profile on SEDAR at www.sedar.com.
If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward- looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail in the documents incorporated by reference herein should be considered carefully by prospective investors.
Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. No forward-looking information is a guarantee of future results. Accordingly, prospective investors should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this Prospectus and in the documents incorporated by reference herein represents our expectations as of the date hereof or as of the date it is otherwise stated to be made, as applicable, and is subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws.
All of the forward-looking information contained in this Prospectus, in the documents incorporated by reference herein and in any Prospectus Supplement is expressly qualified by the foregoing cautionary statements.
TRADEMARKS AND TRADE NAMES
This Prospectus and the documents incorporated herein by reference include references to the Company’s trademarks and trade names including without limitation Asterisk® and FreePBX®, each of which are protected under applicable intellectual property laws and are the Company’s property. Solely for convenience, the Company’s trademarks and trade names referred to in this Prospectus may appear without the ® or TM symbol, but references to the Company’s trademarks and trade names in the absence of such symbols are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. All other trademarks and trade names used in this Prospectus or in documents incorporated herein by reference are the property of their respective owners.
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
In this Prospectus, references to “$” and “C$” are to Canadian dollars and to “US$” are to U.S. dollars. On November 10, 2021, the Bank of Canada daily average exchange rate was $1.00 = US$0.8031 or US$1.00 = $1.2452.
Our annual financial statements and our interim financial statements are reported in Canadian dollars for periods up to and including June 30, 2021, and will be reported in U.S. dollars for subsequent periods, and are prepared in accordance with IFRS.

SANGOMA TECHNOLOGIES CORPORATION
Corporate Structure
The full corporate name of the Company is “Sangoma Technologies Corporation.” The Company was formed on July 1, 2001 by way of a vertical short-form amalgamation among Sangoma.com Inc. and two of its wholly-owned subsidiaries, 1056574 Ontario Limited and 883750 Ontario Limited, pursuant to the Business Corporations Act (Ontario) (the “Amalgamation”). Pursuant to the Amalgamation, all of the shares in the capital of Sangoma.com Inc. converted into shares of the capital of the amalgamated corporation, then named “Sangoma.com Inc.” Subsequently, on October 18, 2001, the Company changed its name to “Sangoma Technologies Corporation”.
The registered and head office of Sangoma is located at 100 Renfrew Drive, Suite 100, Markham, Ontario L3R 9R6. The Company’s website address is: www.sangoma.com. The information on Sangoma’s website is not incorporated by reference in this Prospectus.
The following chart outlines Sangoma’s corporate structure and identifies the jurisdictions of each of the Company’s material subsidiaries as at November 12, 2021.

Sangoma Technologies Corporation
(Ontario, Canada)
100%
Sangoma Technologies Inc.
(Ontario)
100%
Sangoma US Inc.
(Delaware)
100%
100%
Sangoma Technologies US Inc.
(Delaware)
VoIP Supply, LLC
(New York)
100%
100%
100%
StarBlue Inc.
(Delaware)
VoIP Innovations, LLC
(Delaware)
Digium, Inc.
(Delaware)
100%
Star2Star Communications, LLC
(Delaware)

Business of Sangoma
Sangoma is a publicly-listed corporation offering a complete range of value-based Communications as a Service (“CaaS”) solutions for businesses of all sizes. The value-based CaaS segment includes small businesses to large enterprises who are looking for all the advantages of cloud communications at a fair price.
Our current CaaS offerings include:
•
Unified Communications as a Service (UCaaS)

•
SIP Trunking as a Service (TaaS)

•
Contact Center as a Service (CCaaS)

•
Desktop as a Service (DaaS)

•
Communications Platform as a Service (CPaaS)

•
Fax as a Service (FaaS)

•
Video Meetings as a Service (MaaS)

•
Device as a Service (DaaS)

•
Access Control as a Service (ACaaS)

Our solutions are used by leading companies around the world (from small to medium-sized businesses to enterprise) and in contact center, carrier networks, and data communication applications worldwide.
Following its recent acquisition of Star2Star Communications, LLC (“Star2Star”), Sangoma also offers a patented cloud-native collaboration platform designed for the modern business which bolstered its CaaS offerings. Star2Star carries on business or maintains property, offices, facilities, or employees in each of the fifty states in the United States. Star2Star is a leading provider of full-spectrum, internally developed, cloud-native communications services on a high availability, multi-tenant platform.
In addition, the Company is the primary developer and sponsor of Asterisk®, the world’s most widely used open source software for developing communication applications, and FreePBX®, the world’s most widely used open source PBX software. Our open source software is provided free of charge, which we then leverage to offer revenue-generating products and services that are complementary to Asterisk® or FreePBX®. The types of revenue-generating products and services that we offer include optional software add-ons modules, IP phones, SIP trunking, Cloud-based fax, training, technical support, maintenance, PSTN cards, Voice over IP gateways, Session Border Controllers, and commercial licenses of the open source software they have downloaded.
Additional information about our business is included in the documents incorporated by reference in this Prospectus, which are available under our profile at www.sedar.com.
Recent Developments
COVID-19 Outbreak
On April 30, 2020, the Company provided a business update through a press release to share the impact of the COVID-19 pandemic and to outline the steps that had been taken by the Company to mitigate the business impact of COVID-19. Nevertheless, there continues to be uncertainty regarding the full impact of lockdowns, duration, magnitude and pace of recovery across the Company’s operations and markets, due to the evolving nature of the COVID-19 pandemic (including new variants of COVID-19, such as the “Delta” variant and “Delta Plus” variant, and resulting new waves of infections) and the global economic crisis (including varied governmental responses which may affect Sangoma’s operations, business and prospects). Despite these uncertainties, the Company believes it is well equipped to weather the storm and has taken several proactive steps in an attempt to better manage the associated challenges.
First, the Company continues to operate in as close to a ‘business as normal’ manner, as is possible under these conditions, because it is deemed an “essential service” under applicable government orders, declarations or rulings as of the date of this Prospectus, and would continue to be exempt from any forced closures that so many other businesses have been subject to unless there is a change in applicable government orders, declarations or rulings. Communications are always critical to business, and even more so with so many of the Company’s customers as well as employees working remotely.
Second, we believe the Company successfully navigated the initial impact from COVID-19 on global supply chains during early 2020. Significant work by the Company’s operations teams ensured that the Company was able to successfully manage this disruption without any material impact on sales opportunities. In the year and months that have followed, additional impacts from COVID-19 have materialized, including shortages in the supply of electronic components and disruptions to the global logistics industry. Throughout these and other recent challenges, the Company’s operations teams have continued to manage these challenges without any material impact to the Company.
Third, the Company seamlessly transitioned to a work-from-home structure in over 20 countries and more than 20 states in the U.S., in order to serve Sangoma’s customers who count upon it every day for mission critical communications. This included maintaining product development, as demonstrated by the recent release of the Company’s new line of headsets and cloud-based video meeting service called ‘Sangoma-Meet’, both of which are essential parts of a remote worker’s toolset. Sangoma has been offering Sangoma-Meet free of charge thus far during the COVID-19 pandemic.
Fourth, Sangoma has maintained all principal and interest payments on its existing loans, continues to meet all debt covenants, and as of June 30, 2021 had $27.4 million in cash reserves to take advantage of opportunities that may arise. In addition, Sangoma believes it is prepared for any further uncertainties during the COVID-19 pandemic as it is able to rely on draws on the syndicated loan agreement it entered into on October 17, 2019, as amended on March 31, 2021 (the “Credit Agreement”).
Fifth, Sangoma also took prudent expense mitigation steps to appropriately control discretionary spending, as well as introducing new products and customer-focused initiatives to win new clients in need of enhanced communications during this crisis and to secure the Company’s existing customer base.
Other Developments
On September 30, 2021, the Company granted a total of 285,714 stock options to certain of its directors, officers and employees. The stock options have an exercise price of $23.73, expire in five years from the date of grant and vest over a period from one year to five years from the date of grant. The grant was made under the Company’s stock option plan, as amended following shareholder approval at the annual and special meeting of the Company held on December 17, 2020 and as further amended on June 9, 2021 by the board of directors of the Company. The issuance has brought the total number of stock options outstanding as of the date of this Prospectus to 1,788,895.
Graduation to the TSX
On October 14, 2021, the Company received conditional approval from the TSX to graduate from the TSXV and list its Common Shares on the TSX. On November 1, 2021, the Company’s Common Shares were listed on the TSX and voluntarily delisted from the TSXV.
Share Consolidation
On November 2, 2021, the Company completed a share consolidation on the basis of a consolidation ratio of 7:1 (the “Share Consolidation”), as previously approved by the Company’s shareholders at the special meeting of shareholders on September 23, 2021. Upon the completion of the Share Consolidation, there were 19,021,614 Common Shares outstanding. The post-consolidation Common Shares began trading on the TSX on November 8, 2021.
USE OF PROCEEDS
The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. The Company expects most of the net proceeds to the Company from the sale of the Securities to be used to further grow its business through acquisitions, however, at this time, the Company has not entered into any binding letters of intent or settled the terms of any specific acquisition. The Company may also use net proceeds to reduce debt and/or for general working capital purposes.
DESCRIPTION OF SHARE CAPITAL
Sangoma’s authorized share capital consists of an unlimited number of Common Shares. As at November 12, 2021, the Company had the following securities issued and outstanding: (i) 19,021,614 Common Shares; and (ii) stock options to acquire an aggregate of up to 1,788,895 Common Shares.
In addition, in connection with the StarBlue Acquisition, (i) 12,571,428 Common Shares are to be issued and distributed in quarterly installments as deferred consideration commencing on April 1, 2022; and (ii) 124,172 Common Shares that are currently subject to an indemnification holdback are be issued on July 31, 2022, subject to any adjustments under the purchase agreement for indemnification claims of the Company.

DESCRIPTION OF COMMON SHARES
Each Common Share entitles the holder thereof to: (i) receive notice of, attend and vote at all meetings of the shareholders of the Company, and each Common Share confers the right to one vote at all such meetings; (ii) receive and participate equally and rateably in any dividends declared on the Common Shares, if and when declared by the board of directors of Sangoma, in their sole discretion; and (iii) receive and participate equally and rateably in any distribution of the remaining assets of the Company after payment of all the Company’s liabilities in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.
DESCRIPTION OF DEBT SECURITIES
The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered pursuant to a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement. The following description and any description of Debt Securities in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable indenture and, if applicable, collateral arrangements relating to such Debt Securities.
The Debt Securities will be direct unsecured obligations of the Company. The Debt Securities will be senior or subordinated indebtedness of the Company as described in the relevant Prospectus Supplement. The senior Debt Securities will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of the Company. The subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of the senior Debt Securities and all other senior indebtedness of the Company. Any Debt Securities offered pursuant to a Prospectus Supplement that include any exchange or conversion terms will only be exchangeable or convertible into other securities of the Company.
The Debt Securities will be issued under one or more indentures between the Company and an appropriately qualified financial institution authorized to carry on business as a trustee and one or more other trustees or co-trustees (each, a “Trustee”), as supplemented and amended from time to time (each a “Trust Indenture” and, collectively, the “Trust Indentures”). The statements made hereunder relating to any Trust Indenture and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Trust Indenture.
Any Prospectus Supplement for Debt Securities will set forth the terms and other information with respect to the Debt Securities being offered thereby, and may include, where applicable: (i) the designation, aggregate principal amount and authorized denominations of the Debt Securities; (ii) the percentage of the principal amount at which the Debt Securities will be issued; (iii) the date or dates on which the Debt Securities will mature; (iv) the rate or rates per annum at which the Debt Securities will bear interest (if any), or the method of determination of such rates (if any); (v) the dates on which such interest will be payable and the record dates for such payments; (vi) the Trustee under the Trust Indenture pursuant to which the Debt Securities are to be issued; (vii) any redemption term or terms under which the Debt Securities may be defeased; (viii) whether the Debt Securities are to be issued in registered form, “book-entry only” form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (ix) any exchange or conversion terms; (x) any sinking or purchase fund provisions; (xi) any risk factors associated with the Debt Securities; (xii) whether the Debt Securities will be listed on any securities exchange; and (xiii) any other material specific terms.
DESCRIPTION OF WARRANTS
The following sets forth certain general terms and provisions of the Warrants. The particular terms and provisions of the Warrants offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Warrants, will be described in such Prospectus Supplement. The following description and any description of Warrants in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant agreement or indenture and, if applicable any collateral arrangements relating to such Warrants.
The Company may issue Warrants for the purchase of Debt Securities, Common Shares or other securities of the Company. Warrants will be issued under one or more warrant agreements or indentures between the Company and a warrant agent that the Company will name in the applicable Prospectus Supplement.
Any Prospectus Supplement for Warrants will contain the terms and other information with respect to the Warrants being offered thereby, and may include, where applicable: (i) the designation of the Warrants; (ii) the aggregate number of Warrants offered and the offering price; (iii) the quantity and terms of the Securities or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable; (vi) any minimum or maximum number of Warrants that may be exercised at any one time; (vii) whether the Warrants will be listed on any securities exchange; (viii) any terms, procedures and limitations relating to the transferability or exercise of the Warrants; (ix) whether the Warrants will be issued in fully registered or “book-entry only” form; (x) any other rights, privileges, restrictions and conditions attaching to the Warrants; (xi) any risk factors associated with the Warrants; and (xii) any other material specific terms.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
The following sets forth certain general terms and provisions of the Subscription Receipts. The Company may issue Subscription Receipts that may be exchanged by the holders thereof for Securities or other securities upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Subscription Receipts, will be described in such Prospectus Supplement. The following description and any description of Subscription Receipts in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable subscription receipt agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Subscription Receipts.
The Subscription Receipts will be issued under one or more subscription receipt agreements.
Any Prospectus Supplement for Subscription Receipts will contain the terms and conditions and other information with respect to the Subscription Receipts being offered thereby, and may include, where applicable: (i) the number of Subscription Receipts; (ii) the price at which the Subscription Receipts will be offered and whether the price is payable in instalments; (iii) conditions to the exchange of Subscription Receipts for Securities or other securities and the consequences of such conditions not being satisfied; (iv) the procedures for the exchange of the Subscription Receipts for Securities or other securities; (v) the number of underlying Securities or other securities that may be exchanged upon exercise of each Subscription Receipt; (vi) the dates or periods during which the Subscription Receipts may be exchanged for Securities or other securities; (vii) whether the Subscription Receipts and underlying Securities or other securities will be listed on any securities exchange; (viii) whether the Subscription Receipts and underlying Securities or other securities will be issued in fully registered or “book-entry only” form; (ix) any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; (x) any risk factors associated with the Subscription Receipts and underlying Securities or other securities; and (xi) any other material specific terms.
DESCRIPTION OF UNITS
The following sets forth certain general terms and provisions of the Units. The particular terms and provisions of the Units offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Units, will be described in such Prospectus Supplement. The following description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to any agreement and collateral arrangements relating to such Units.
The Company may issue Units comprised of more than one of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement under which Units are issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.
Any Prospectus Supplement for Units will contain the terms and other information with respect to the Units being offered thereby, and may include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of any Securities comprising the Units; (iii) whether the Units will be issued in fully registered or “book-entry only” form; (iv) any risk factors associated with the Units; (v) whether the Units and the Securities comprising the Units will be listed on any securities exchange; and (vi) any other material specific terms.
OTHER MATTERS RELATING TO THE SECURITIES
General
The foregoing descriptions of the terms of the Debt Securities, Warrants, Subscription Receipts and Units set forth certain general terms and provisions of such Securities. The particular terms and provisions of the Debt Securities, Warrants, Subscription Receipts and Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described herein may apply to them, will be described in the Prospectus Supplement filed in respect of such Securities.
The Company reserves the right to include in a Prospectus Supplement specific terms pertaining to Debt Securities, Warrants, Subscription Receipts and Units that are not within the descriptions set forth in this Prospectus, provided that such Securities will not be specified derivatives or asset-backed securities. To the extent that any terms or provisions or other information pertaining to Debt Securities, Warrants, Subscription Receipts and Units described in a Prospectus Supplement differ from any of the terms or provisions or other information described in this Prospectus, the description set forth in this Prospectus shall be deemed to have been superseded by the description set forth in the Prospectus Supplement with respect to those Securities. If applicable, prospective investors should rely on information in the applicable Prospectus Supplement and read this Prospectus. Securities offered under this Prospectus may be issued in certificated form or in book-entry-only form.
Certificated Form
Securities issued in certificated form will be registered in the name of the purchaser or its nominee on the registers maintained by our transfer agent and registrar or the applicable Trustee.
Book-Entry-Only Form
Securities issued in “book-entry-only” form must be purchased, transferred or redeemed through participants (“participants”) in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named in the Prospectus Supplement will be a participant of the depository. On the closing of a book-entry-only offering, we will cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, the depository or its nominee. Except as described below, no purchaser of Securities issued in book-entry-only form will be entitled to a certificate or other instrument from the Company or the depository evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser.
Each purchaser of such Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the book-entry-only Securities.

Reference in this Prospectus to a holder of book-entry only Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.
If we determine, or the depository notifies us in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry-only Securities and we are unable to locate a qualified successor, or if we at our option elect, or are required by law, to terminate the book-entry system then such Securities will be issued in certificated form to holders or their nominees.
Transfer or Conversion of Securities
Certificated Form
Transfer of ownership or conversion of Securities held in certificated form will be effected by the registered holder of the Securities in accordance with the requirements of our transfer agent and registrar and the terms of the agreement or indenture governing or certificates representing such Securities, as applicable.
Book-Entry-Only Form
Transfer of ownership or conversion of Securities held in book-entry-only form will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants. The ability of a holder to pledge a Security or otherwise take action with respect to such holder’s interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.
Payments and Notices
Certificated Form
Any payment of a dividend or other payment in respect of a Security, as applicable, will be made by us, and any notices in respect of a Security will be given by the Company, directly to the registered holder of such Security, unless the applicable agreement or indenture in respect of such Security provides otherwise.
Book-Entry-Only Form
Any payment of a dividend or other payment in respect of a Security, as applicable, will be made by the Company to the depository or its nominee, as the case may be, as the registered holder of the Security and we understand that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.
As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, our responsibility and liability in respect of notices or payments on the Securities is limited to giving or making payment of any dividend or other payment due on the Securities to the depository or its nominee.
Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities. We understand that under existing industry practices, if we request any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry-only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by the Company, any trustee and the depository. Accordingly, any holder that is not a participant must rely on the contractual arrangement it has, directly or indirectly through its financial intermediary, with its participant to give such notice or take such action.
The Company, any underwriters, dealers or agents and any trustee identified in a Prospectus Supplement relating to an offering of Securities in book-entry-only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interests in the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership; or (iii) any advice or representation made by or with respect to the depository and contained in the Prospectus Supplement or in any indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.
CONSOLIDATED CAPITALIZATION
The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.
Other than the Share Consolidation, there have been no material changes to the Company’s share and loan capitalization since September 30, 2021, the date of the Q1 2022 Financial Statements (which financial statements are presented on a post-Share Consolidation basis).
EARNINGS COVERAGE RATIOS
The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
The applicable Prospectus Supplement will provide, as required, the trading price and volume disclosure with respect to the issuance of Securities pursuant to such Prospectus Supplement.
PRIOR SALES
The applicable Prospectus Supplement will provide, as required, prior sales disclosure with respect to the issuance of Securities pursuant to such Prospectus Supplement.
PLAN OF DISTRIBUTION
The Company may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by it from time to time. The Company may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable Prospectus Supplement. The Company may offer Securities in the same offering, or we may offer Securities in separate offerings.
A Prospectus Supplement will describe the terms of each specific offering of Securities, including (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (iv) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (v) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.
If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.
The Securities may also be sold: (i) directly by the Company at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.
The Company may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.
Each class or series of Debt Securities, Warrants, Subscription Receipts and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to resell Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Debt Securities, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Debt Securities, Warrants, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Debt Securities, Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Debt Securities, Warrants, Subscription Receipts or Units.
In connection with any offering of Securities, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. Any purchaser who acquires Securities forming part of the underwriters’ over-allocation position acquires those Securities under the applicable Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.
Unless otherwise specified in the applicable Prospectus Supplement, this Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any Securities in the United States. Unless otherwise specified in the applicable Prospectus Supplement, the Securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons, unless the Securities are registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration requirements is available. Each underwriter, dealer and agent who participates in the distribution will agree not to sell or offer to sell or to solicit any offer to buy any Securities within the United States or to, or for the account or benefit of, a U.S. Person, unless the Securities are registered under the U.S. Securities Act and applicable state securities laws or pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws.
TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain material Canadian federal or other income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
RISK FACTORS
Prospective investors in a particular offering of the Securities should carefully consider, in addition to information contained in the Prospectus Supplement relating to that offering and the information incorporated by reference herein for the purposes of that offering, the risk factors listed below and risks described in the documents incorporated by reference in the Prospectus as supplemented by the Prospectus

Supplement relating to that offering, including the Company’s then-current annual information form, as well as the Company’s then-current annual management’s discussion and analysis and interim management’s discussion and analysis, if applicable, to the extent incorporated by reference herein for the purposes of that particular offering of Securities.
The current COVID-19 pandemic could have a material adverse effect on our business, affairs, results of operations, financial condition, liquidity, availability of credit and foreign exchange exposure.
The Company’s ability to receive products manufactured by its suppliers and supply products and its sales revenue, results of operations, cash flow and liquidity may be adversely impacted by the ongoing COVID-19 outbreak.
As a result of the global outbreak of COVID-19 and its declaration by the World Health Organization to be a “pandemic”, certain actions have been, and will continue to be, taken by governments and businesses in the United States, Canada, the United Kingdom, China and around the world to control the outbreak, including restrictions on public activities, travel and commercial operations. The Company has been managing certain supply delays, which have occurred occasionally since January of 2020, but which did not materially impact any sales opportunities as the Company was able to successfully manage this disruption. In addition, as the COVID-19 outbreak progressed in February and March of 2020, the Company gradually began to reduce its business travel (such as eliminating travel to large gatherings, conferences, tradeshows and non-essential travel) and then finally eliminated all business travel and instituted new policies such as no visitors to its offices, handwashing with soap, social distancing, work-from-home for its employees (unless such employee was required to be physically present in a facility in order to perform their duties). By the time the World Health Organization had declared COVID-19 to be a “pandemic” in March 2020, the Company was able to continue its operations and provide solutions and services to its customers under its voluntary “work-from-home policy”. However, there was a material adverse impact on the economy in general as a result of government mandated “stay-at-home” policies and closing of all businesses except for “essential businesses” in Canada, the United States, Europe and other jurisdictions in which the Company transacts business. Although the Company was exempt from these “stay-at-home” orders as it was providing an “essential service”, the Company did experience a reduction in demand from its customers commencing in March 2020 and continuing to the date hereof (even though it was able to and did continue to adequately supply products and services to its customers based on their demand). The Company did experience some postponement of new product purchases by some customers as well as some slowing of demand by certain customers for some of its services during this time period. While some of the Company’s revenue streams have already partially returned to pre-COVID-19 levels as of date of this Prospectus, other revenue streams have not and it will take more time to assess the long term impact on the Company’s business, financial condition, liquidity and operating results. As the COVID-19 pandemic further evolves and the global response to it continues, the Company’s operations may be materially adversely affected by additional supply delays, shortages of labour and components, partial or complete closure of its facility (including to protect the health and safety of the Company’s employees), and/or reduction in the demand for certain products and services provided by the Company due to a reduction of general business activity, all which may continue for extended periods of time. Any inability to receive and deliver products to customers and/or the reduction in demand by customers could result in a range of potential adverse consequences, including loss of business and reputational damage. The COVID-19 pandemic may also impact the financial viability of the Company’s suppliers (which could cause them to exit certain business lines, or change the terms on which they are willing to provide products) and customers (which could cause them to reduce their demand for products and services, change the terms on which they are willing to purchase such products and services, delay payment terms or close their operations and thus represent a permanent reduction in demand). While the Company continues to be proactive and mitigate the adverse effects, impacts of the COVID-19 pandemic may significantly reduce the Company’s cash flow, liquidity and its ability to maintain compliance with covenants in its Credit Agreement. In addition, the COVID-19 pandemic has already adversely affected the global economy in general, resulting in an economic downturn that has adversely affected demand for the Company’s products and services. In the event that that the Canadian, U.S., European and other governments continue with mandated “stay-at-home” orders or reopen the general economy but elect to reimpose in part or whole their previous “stay-at-home” orders, the COVID-19 pandemic and, the global response to it, may adversely affect the global economy in general, resulting in a further economic downturn that may materially adversely affect the Company’s business, financial condition, liquidity, operating results and prospects. Given the ongoing and dynamic nature of the

COVID-19 pandemic (including new variants of COVID-19 resulting in “new waves” of infection), it is very difficult to predict the severity and duration of the impact on the Company’s business, operations and prospects. The extent of such impact will depend on future developments, which are highly uncertain, including new information which may emerge concerning the spread and severity of the COVID-19 pandemic and actions taken to address its impact, among others. The repercussions of this health crisis may have a material adverse effect on the Company’s business, financial condition, liquidity and operating results.
Use of Proceeds
Unless otherwise stated in any Prospectus Supplement, we currently intend to allocate the net proceeds received from any sale of Securities as described under the heading “Use of Proceeds” in this Prospectus. However, management will have discretion in the actual application of the proceeds, and may elect to allocate proceeds differently from that described under the heading “Use of Proceeds” in this Prospectus and any Prospectus Supplement, as applicable, if it believes that it would be in our best interests to do so if circumstances change. The failure by management to apply these funds effectively could have a material adverse effect on our business.
No Market for the Securities
There is currently no trading market for any Debt Securities, Warrants, Subscription Receipts or Units that may be offered. No assurance can be given that an active or liquid trading market for these securities will develop or be sustained. If an active or liquid market for these securities fails to develop or be sustained, the prices at which these securities trade may be adversely affected. Whether or not these securities will trade at lower prices depends on many factors, including liquidity of these securities, prevailing interest rates and the markets for similar securities, the market price of the Company’s other securities, general economic conditions and the Company’s financial condition, historic financial performance and future prospects.
Prior Ranking Indebtedness
The Debt Securities will be subordinate to all senior indebtedness of Sangoma. The Debt Securities will also be effectively subordinate to claims of creditors of Sangoma and its subsidiaries relating to all indebtedness, liabilities and obligations of Sangoma or its subsidiaries for the payment of which Sangoma is responsible, whether absolutely or contingently. The Trust Indentures will not limit the ability of Sangoma to incur additional debt or liabilities (including senior indebtedness) or to make distributions on the Common Shares, except, in respect of distributions, where an event of default has occurred and such default has not been cured or waived. The Trust Indentures will not contain any provision specifically intended to protect holders of Debt Securities in the event of a future leveraged transaction involving Sangoma.
Dilution
We may sell additional Common Shares or other securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other securities to finance future acquisitions.
We cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other securities that are convertible or exchangeable into Common Shares, shareholders will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of our stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional amount of Common Shares available in the market.
LEGAL MATTERS
Unless otherwise specified in a Prospectus Supplement, certain Canadian legal matters in connection with offered Securities will be passed upon for the Company by Wildeboer Dellelce LLP. As at the date hereof, the partners and associates of Wildeboer Dellelce LLP, as a group, beneficially own, directly or indirectly, less than one percent of the issued and outstanding Common Shares.
AUDITORS
The Company’s auditor is MNP LLP, Chartered Professional Accountants, Toronto, Ontario who have confirmed that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation
StarBlue Inc.’s auditors were Grant Thornton LLP who performed the audit in respect of certain financial statements of StarBlue Inc. incorporated by reference in this Prospectus.
REGISTRAR AND TRANSFER AGENT
The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal transfer office in Toronto, Ontario.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.
Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.
Subject to the Business Corporations Act (Ontario), the by-laws of the Registrant provide that the Registrant shall indemnify the directors and officers of the Registrant, former directors or officers of the Registrant, any individual who acts or has acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and that individual’s heirs, executors, administrators and other legal personal representatives (each an “Indemnified Person”) from and against (a) any and all liability, costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment which is reasonably incurred by such Indemnified Person in respect of any civil, criminal, action, suit or administrative proceeding that is proposed or commenced against such individual for or in respect of the execution of the duties of such individual’s office or by reason of such individual being or having been a director or officer of the Registrant or such body corporate; and (b) all other costs, charges and expenses that such Indemnified Person sustains or incurs in respect of the affairs of the Registrant. The Registrant shall also indemnify the Indemnified Persons in such other circumstances as the Business Corporations Act (Ontario) or law permits or requires.
The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).
* * *
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.
The exhibits listed in the exhibit index, appearing elsewhere in this Registration Statement, have been filed as part of this Registration Statement.
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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process
A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.
Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.
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EXHIBIT INDEX
Exhibit Number	Description
4.1	Annual information form of the Registrant dated October 28, 2021 for the year ended June 30, 2021.
4.2	Consolidated financial statements of the Registrant as at and for the years ended June 30, 2021 and 2020, together with the notes thereto and the auditors’ report thereon.
4.3	Management discussion and analysis of financial condition and results of operations of the Registrant for the fiscal year ended June 30, 2021.
4.4	Condensed consolidated interim financial statements of the Registrant for the three month periods ended September 30, 2021 and 2020.
4.5	Management discussion and analysis of financial condition and results of operations of the Registrant for the three month period ended September 30, 2021.
4.6	Management information circular and notice of special meeting of shareholders of the Registrant dated August 25, 2021.
4.7	Business acquisition report of the Registrant dated June 14, 2021.
4.8
Management information circular and notice of special meeting of shareholders of the Registrant dated February 26, 2021 except Appendix B and all references to or summaries of the fairness opinion forming such Appendix included or incorporated by reference therein.

4.9	Management information circular and notice of annual and special meeting of shareholders of the Registrant dated November 12, 2020.
4.10	Material change report of the Registrant dated November 8, 2021.
5.1	Consent of MNP LLP.
5.2	Consent of Grant Thornton LLP
5.3	Consent of Wildeboer Dellelce LLP.
5.4	Consent of Blake, Cassels & Graydon LLP.
6.1	Powers of Attorney (included on the signature page of this Registration Statement).
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, Ontario, on November 15, 2021.
SANGOMA TECHNOLOGIES CORPORATION
By:
/s/ William Wignall

Name: William Wignall
Title: President and Chief Executive Officer
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POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints William Wignall, David Moore and John Tobia, or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.
Signature	Capacity	Date
/s/ William Wignall William Wignall	President and Chief Executive Officer and Director (Principal Executive Officer)	November 15, 2021
/s/ David Moore David Moore	Chief Financial Officer (Principal Financial and Accounting Officer)	November 15, 2021
/s/ Norman Worthington Norman Worthington	Chairman of the Board of Directors	November 15, 2021
/s/ Allan Brett Allan Brett	Director	November 15, 2021
/s/ Al Guarino Al Guarino	Director	November 15, 2021
/s/ Marc Lederman Marc Lederman	Director	November 15, 2021
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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on November 15, 2021.
By:
/s/ Donald J. Puglisi

Name: Donald J. Puglisi
Title: Managing Director
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